Exhibit 10.25

EXECUTION VERSION

Published CUSIP Number:
248693AC7 Deal
248693AD5 Revolving
248693AE3 Term Loans
248693AH6 Credit Linked Deposits

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of December 15, 2006,

Among

DENNY’S, INC.,

DENNY’S REALTY, LLC,

as Borrowers,

DENNY’S CORPORATION,

DENNY’S HOLDINGS, INC.,

DFO, LLC,

as Guarantors,

THE LENDERS NAMED HEREIN,

BANK OF AMERICA, N.A.,

as Administrative Agent and Collateral Agent,

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Bookrunner

		Page

ARTICLE I.	Definitions.....................................................................................................................................................................................................	1

SECTION 1.01	Defined Terms......................................................................................................................................................................................	1

SECTION 1.02	Classification of Loans and Borrowings..........................................................................................................................................	30

SECTION 1.03	Terms Generally....................................................................................................................................................................................	30

SECTION 1.04	Accounting Terms; GAAP.................................................................................................................................................................	30

SECTION 1.05	Letter of Credit Amounts....................................................................................................................................................................	31

ARTICLE II.	The Credits....................................................................................................................................................................................................	31

SECTION 2.01	Commitments and Funding of Credit-Linked Deposits..................................................................................................................	31

SECTION 2.02	Loans.....................................................................................................................................................................................................	31

SECTION 2.03	Requests for Borrowings....................................................................................................................................................................	32

SECTION 2.04	Revolving Letters of Credit................................................................................................................................................................	33

SECTION 2.05	Funding of Borrowings.......................................................................................................................................................................	42

SECTION 2.06	Interest Elections.................................................................................................................................................................................	43

SECTION 2.07	Termination and Reduction of Commitments..................................................................................................................................	44

SECTION 2.08	Repayment of Loans; Evidence of Debt...........................................................................................................................................	49

SECTION 2.09	Prepayment; Optional Reduction of Credit Linked Deposits........................................................................................................	50

SECTION 2.10	Fees...	51

SECTION 2.11	Interest...................................................................................................................................................................................................	53

SECTION 2.12	Alternate Rate of Interest...................................................................................................................................................................	54

SECTION 2.13	Increased Costs....................................................................................................................................................................................	54

SECTION 2.14	Break Funding Payments....................................................................................................................................................................	55

SECTION 2.15	Taxes......................................................................................................................................................................................................	56

SECTION 2.16	Payments Generally, Pro Rata Treatment, Sharing of Setoffs.......................................................................................................	57

SECTION 2.17	Mitigation Obligations, Replacement of Lenders...........................................................................................................................	60

SECTION 2.18	Covenant of Collateral Agent............................................................................................................................................................	60

SECTION 2.19	LC Facility Letters of Credit................................................................................................................................................................	61

SECTION 2.20	Credit-Linked Deposit Account.........................................................................................................................................................	70

SECTION 2.21	Failure to Satisfy Conditions Precedent; Obligations of the Lenders Several...........................................................................	72

ARTICLE III.	Representations and Warranties...............................................................................................................................................................	72

SECTION 3.01	Organization; Powers..........................................................................................................................................................................	73

SECTION 3.02	Authorization........................................................................................................................................................................................	73

SECTION 3.03	Enforceability........................................................................................................................................................................................	73

SECTION 3.04	Governmental and Third Party Approvals.......................................................................................................................................	73

SECTION 3.05	Financial Statements............................................................................................................................................................................	73

SECTION 3.06	No Material Adverse Change............................................................................................................................................................	74

SECTION 3.07	Title to Properties, Possession Under Leases.................................................................................................................................	74

i

(continued)

		Page

SECTION 3.08	Subsidiaries...........................................................................................................................................................................................	75

SECTION 3.09	Litigation; Compliance with Laws.....................................................................................................................................................	75

SECTION 3.10	Agreements; No Default.....................................................................................................................................................................	75

SECTION 3.11	Federal Reserve Regulations..............................................................................................................................................................	75

SECTION 3.12	Investment Company Act, Public Utility Holding Company Act, Federal Power Act..............................................................	76

SECTION 3.13	[RESERVED].........................................................................................................................................................................................	76

SECTION 3.14	Tax Returns...........................................................................................................................................................................................	76

SECTION 3.15	No Material Misstatements................................................................................................................................................................	76

SECTION 3.16	Employee Benefit Plans.......................................................................................................................................................................	76

SECTION 3.17	Environmental Matters........................................................................................................................................................................	77

SECTION 3.18	Insurance...............................................................................................................................................................................................	77

SECTION 3.19	Security Documents............................................................................................................................................................................	78

SECTION 3.20	Labor Matters.......................................................................................................................................................................................	78

SECTION 3.21	Solvency................................................................................................................................................................................................	79

SECTION 3.22	Intellectual Property............................................................................................................................................................................	79

ARTICLE IV.	Conditions of Lending................................................................................................................................................................................	79

SECTION 4.01	All Credit Events..................................................................................................................................................................................	79

SECTION 4.02	Conditions of Initial Credit Event......................................................................................................................................................	80

ARTICLE V.	Affirmative Covenants................................................................................................................................................................................	84

SECTION 5.01	Existence, Businesses and Properties...............................................................................................................................................	84

SECTION 5.02	Insurance...............................................................................................................................................................................................	85

SECTION 5.03	Obligations and Taxes.........................................................................................................................................................................	85

SECTION 5.04	Financial Statements, Reports, etc....................................................................................................................................................	86

SECTION 5.05	Litigation and Other Notices..............................................................................................................................................................	87

SECTION 5.06	Employee Benefits...............................................................................................................................................................................	87

SECTION 5.07	Maintaining Records, Access to Properties and Inspections......................................................................................................	88

SECTION 5.08	Use of Proceeds...................................................................................................................................................................................	88

SECTION 5.09	Compliance with Environmental Laws..............................................................................................................................................	88

SECTION 5.10	Preparation of Environmental Reports..............................................................................................................................................	88

SECTION 5.11	Additional Subsidiaries.......................................................................................................................................................................	89

SECTION 5.12	Further Assurances.............................................................................................................................................................................	89

SECTION 5.13	Cash Management Arrangements.....................................................................................................................................................	89

SECTION 5.14	Mortgages on Specified Properties...................................................................................................................................................	90

ARTICLE VI.	Negative Covenants....................................................................................................................................................................................	90

SECTION 6.01	Indebtedness........................................................................................................................................................................................	90

SECTION 6.02	Liens.......................................................................................................................................................................................................	91

(continued)

		Page

SECTION 6.03	Sale and Lease-Back Transactions....................................................................................................................................................	92

SECTION 6.04	Investments, Loans and Advances..................................................................................................................................................	92

SECTION 6.05	Mergers, Consolidations, Sales of Assets and Acquisitions.......................................................................................................	93

SECTION 6.06	Dividends and Distributions, Restrictions on Ability of Subsidiaries to Pay Dividends.........................................................	95

SECTION 6.07	Transactions with Affiliates...............................................................................................................................................................	96

SECTION 6.08	Other Indebtedness and Agreements...............................................................................................................................................	96

SECTION 6.09	Operating Leases.................................................................................................................................................................................	98

SECTION 6.10	Capital Expenditures, Acquisitions...................................................................................................................................................	98

SECTION 6.11	Consolidated Total Debt Ratio..........................................................................................................................................................	98

SECTION 6.12	Consolidated Senior Secured Debt Ratio.........................................................................................................................................	99

SECTION 6.13	Consolidated Fixed Charge Coverage Ratio....................................................................................................................................	99

SECTION 6.14	Business of Parent, the Borrowers and the Subsidiaries...............................................................................................................	99

SECTION 6.15	Accounting Policies and Fiscal Year................................................................................................................................................	100

SECTION 6.16	Hedging Agreements..........................................................................................................................................................................	100

ARTICLE VII.	Events of Default.........................................................................................................................................................................................	100

ARTICLE VIII.	The Administrative Agent..........................................................................................................................................................................	103

SECTION 8.01	Appointment and Authority..............................................................................................................................................................	103

SECTION 8.02	Rights as a Lender...............................................................................................................................................................................	104

SECTION 8.03	Exculpatory Provisions.......................................................................................................................................................................	104

SECTION 8.04	Reliance by Administrative Agent....................................................................................................................................................	105

SECTION 8.05	Delegation of Duties............................................................................................................................................................................	105

SECTION 8.06	Resignation of Administrative Agent...............................................................................................................................................	105

SECTION 8.07	Non-Reliance on Administrative Agent and Other Lenders.........................................................................................................	107

SECTION 8.08	No Other Duties, Etc............................................................................................................................................................................	107

SECTION 8.09	Administrative Agent May File Proofs of Claim.............................................................................................................................	107

SECTION 8.10	Collateral and Guaranty Matters........................................................................................................................................................	108

ARTICLE IX.	Miscellaneous..............................................................................................................................................................................................	108

SECTION 9.01	Notices...................................................................................................................................................................................................	108

SECTION 9.02	Waivers, Amendments........................................................................................................................................................................	109

SECTION 9.03	Expenses, Indemnity; Damage Waiver.............................................................................................................................................	111

SECTION 9.04	Successors and Assigns....................................................................................................................................................................	112

SECTION 9.05	Survival..................................................................................................................................................................................................	118

SECTION 9.06	Counterparts; Integration; Effectiveness.........................................................................................................................................	118

SECTION 9.07	Severability...........................................................................................................................................................................................	119

SECTION 9.08	Right of Setoff......................................................................................................................................................................................	119

(continued)

		Page

SECTION 9.09	Governing Law, Jurisdiction, Consent to Service of Process.......................................................................................................	119

SECTION 9.10	WAIVER OF JURY TRIAL.................................................................................................................................................................	120

SECTION 9.11	Headings...............................................................................................................................................................................................	120

SECTION 9.12	Confidentiality......................................................................................................................................................................................	120

SECTION 9.13	Interest Rate Limitation.......................................................................................................................................................................	121

SECTION 9.14	Obligations Joint and Several............................................................................................................................................................	121

SECTION 9.15	Public Lenders......................................................................................................................................................................................	121

SECTION 9.16	No Advisory or Fiduciary Responsibility........................................................................................................................................	121

SECTION 9.17	USA PATRIOT Act Notice................................................................................................................................................................	122

SECTION 9.18	Effect on Existing Credit Agreement.................................................................................................................................................	122

Exhibits and Schedules

Exhibit A	Form of Administrative Questionnaire

Exhibit B	Form of Assignment and Assumption

Exhibit C	Form of Notice of Borrowing

Exhibit D	Form of Note

Exhibit E	Form of Compliance Certificate

Exhibit F	Form of Guarantee and Collateral Agreement

Exhibit G	Form of Opinion of Alston & Bird LLP

Exhibit H	Form of Secretary’s Certificate

Schedule 1(a)	Existing Letters of Credit - Revolving Letter of Credit

Schedule 1(b)	Existing Letters of Credit - LC Facility Letter of Credit

Schedule 1.01(a)	Mortgaged Properties

Schedule 2.01	Commitments

Schedule 3.07(c)	Condemnation Proceedings

Schedule 3.08	Subsidiaries

Schedule 3.09	Litigation

Schedule 3.17	Environmental Matters

Schedule 3.18	Insurance

Schedule 3.19(d)	Mortgage Filing Offices

Schedule 6.01	Indebtedness

Schedule 6.02	Existing Liens

Schedule 6.04	Existing Investments

Schedule 6.05(k)	Specified Properties

Schedule 6.06	Agreements Restricting Dividends

AMENDED AND RESTATED CREDIT AGREEMENT dated as of December 15, 2006, (as amended, supplemented, waived or otherwise modified from time to time, this
"Agreement"), among DENNY’S, INC., a California corporation, DENNY’S REALTY, LLC, a Delaware limited liability company (each of the foregoing, individually, a “Borrower” and, jointly and severally, and collectively, the “Borrowers”), DENNY’S CORPORATION, a Delaware corporation (“Parent”), DENNY’S HOLDINGS, INC., a New York corporation (“Denny’s Holdings”), DFO, LLC, a Delaware limited liability company (“DFO”), the Lenders (as defined in Article I) and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Lenders.

WHEREAS, the Borrowers have requested, among other things, to amend and restate the Existing Credit Agreement (as defined in Article I) on the terms and conditions set forth herein and the Administrative Agent, the Lenders and the other parties hereto are willing to amend and restate the Existing Credit Agreement on the terms and conditions set forth herein; and

NOW THEREFORE, the Borrowers, the Administrative Agent, the Lenders and the other parties hereto agree that on the Closing Date the Existing Credit Agreement shall hereby be amended and restated in its entirety and shall remain in full force and effect only as set forth herein and for valuable consideration hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

Definitions
SECTION 1.01  Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“ABR Revolving Loan” shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Act” shall have the meaning assigned to such term in Section 9.17.

“Adjusted LIBO Rate” shall mean, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

“Administrative Agent Office” shall mean the Administrative Agent’s address as set forth in Section 9.01 or such other address as the Administrative Agent may from time to time notify to the Borrowers and the Lenders.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in the form of Exhibit A.

“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Aggregate Credit Exposure” shall mean the aggregate amount of the Revolving Lenders’ Credit Exposures.

“Alternate Base Rate” shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

“Applicable Percentage” shall mean (a) with respect to any Revolving Lender, the percentage of the Total Revolving Commitment represented by such Lender’s Revolving Commitment; provided that in the event the Revolving Commitments shall have expired or been terminated, the Applicable Percentages shall be determined on the basis of the Revolving Commitments most recently in effect, giving effect to any assignments and (b) with respect to any LC Facility Lender, the percentage of the Total Credit-Linked Deposits represented by such LC Facility Lender’s Credit-Linked Deposits.

“Applicable Rate” shall mean: (a) with respect to any Term Loan, (i) 0.75% per annum, in the case of an ABR Loan, or (ii) 2.25% per annum, in the case of a Eurodollar Loan and (b) with respect to any Revolving Loan, Revolving Letter of Credit Fees and the Commitment Fee, the applicable percentage per annum set forth below determined by reference to the Consolidated Total Debt Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(d):

Pricing Level	Consolidated Total Debt Ratio	ABR Loans	Eurodollar Loans	Revolving Letter of Credit Fees	Commitment Fee
I	Less than 3.00:1.00	0.50%	2.00%	2.00%	0.375%
II	Less than 3.50:1.00 but greater than or equal to 3.00:1.00	0.75%	2.25%	2.25%	0.50%
III	Greater than or equal to 3.50:1.00	1.00%	2.50%	2.50%	0.50%

For the Revolving Loans outstanding, the Revolving Letter of Credit Fees and the Commitment Fee payable during the period commencing on the Closing Date through the date immediately preceding the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.04(d) for the period ending on or about December 27, 2006, the Applicable Rate shall be the Applicable Rate set forth in Pricing Level III above.

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Total Debt Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 5.04(d); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level III shall apply in respect of any Revolving Loan, Revolving Letter of Credit Fees or the Commitment Fee, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered through and including the date of Compliance Certificate is actually delivered.

Notwithstanding the foregoing to the contrary, in the event either any Borrower or the Administrative Agent determines, in good faith, that the calculation of the Consolidated Total Debt Ratio on which the Applicable Rate for any particular period was determined is inaccurate and, as a consequence thereof, the Applicable Rate was lower than it would have been, based on an accurate calculation, (i) the Borrowers shall promptly (but in any event within ten (10) Business Days) deliver (after the Borrowers discover such inaccuracy or the Borrowers are notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent correct financial statements and a corrected calculation of the Consolidated Total Debt Ratio for such period (and if such financial statements and corrected calculation are not delivered within thirty (30) days after the first discovery of such inaccuracy by the Borrowers or such notice, as the case may be, and the Applicable Rate was lower than it would have been, based on the accurate calculation, then Pricing Level III shall apply retroactively for such period until such time as the correct financial statements and corrected calculation are delivered and, upon the delivery of such corrected calculation, thereafter the corrected Pricing Level shall apply for such period), (ii) the Administrative Agent shall determine and notify the Borrowers of the amount of interest that would have been due in respect of outstanding Obligations, if any, during such period had the Applicable Rate been calculated based on the correct Consolidated Total Debt Ratio (or, to the extent applicable, Pricing Level III if such correct financial statements and corrected calculation were not delivered as provided herein) and (iii) the Borrowers shall promptly pay to the Administrative Agent the difference, if any, between that amount and the amount actually paid in respect of such period. The foregoing shall in no way limit the rights of the Administrative Agent or the Lenders to exercise their rights to impose the rate of interest applicable during an Event of Default as provided herein.

“Approved Fund” shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” shall mean Banc of America Securities LLC, in its capacity as sole lead arranger and sole bookrunner.

“Asset Sale” shall mean any sale, lease, transfer, assignment or other disposition (by merger or otherwise) of assets (including trademarks and other intangibles), business units, individual business assets or property of Parent, any Borrower or any Subsidiary, including the sale, transfer or disposition of any real property, to any person other than Parent, any Borrower or any Subsidiary; provided, however, that none of the following shall be deemed to be an Asset Sale: (a) the sale of inventory in the ordinary course of business, (b) leases or subleases of real property in the ordinary course of business not interfering in any material respect with the business of any Loan Party or (c) the sale in the ordinary course of business of damaged, worn- out or obsolete assets that are no longer necessary for the proper conduct of the applicable Borrower’s or Subsidiary’s business in compliance with Section 6.05(b). The term Asset Sale shall include any Refranchising Asset Sale.

“Assignee Group” shall mean two or more permitted assignees hereunder that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an assignee, substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent.

“Availability Period” means the period from and including the Closing Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Auto-Extension Letter of Credit” shall have the meaning assigned to such term in Section 2.04(b)(iv).

“Bank of America” means Bank of America, N.A. and its successors.

“BBA LIBOR” shall have the meaning assigned to such term in the definition of the term “LIBO Rate”.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.15.

“Borrowing” shall mean Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans as to which a single Interest Period is in effect.

“Borrowing Request” shall mean a request by one or more Borrowers in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in New York City or the state where the Administrative Agent’s Office is located are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For the avoidance of doubt, a Capital Lease Obligation will be deemed to be secured by the real and/or personal property that is the subject of the lease.

“Change in Control” shall mean (a) any person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the Closing Date) shall own, directly or indirectly, beneficially or of record, shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of Parent, (b) any person (other than Parent or any wholly owned Subsidiary) shall own, directly or indirectly, beneficially or of record any shares of capital stock of (i) any Borrower or (ii) any Subsidiary that owns, directly or indirectly, beneficially or of record, any shares of capital stock of any Borrower; (c) a majority of the seats (other than vacant seats) on the board of directors of Parent shall at any time be occupied by persons who were neither (i) nominated by the board of directors of Parent, nor (ii) appointed by directors so nominated; (d) any change in control (or similar event, however denominated) with respect to Parent or with respect to Denny’s Holdings shall occur under and as defined in any indenture or agreement in respect of Indebtedness to which Parent or Denny’s Holdings is a party; or (e) any person or group shall otherwise directly or indirectly Control Parent.

“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender’s or any Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

“Charges” shall have the meaning assigned to such term in Section 9.13.

“Class” when used in reference to any Loan or Borrowing or any Credit-Linked Deposit, refers to whether such Loan, or the Loans comprising such Borrowing, or such Credit-Linked Deposits, are Revolving Loans or Term Loans or Credit-Linked Deposits and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment, Term Loan Commitment or LC Facility Commitment.

“Closing Date” shall mean December 15, 2006, which is the date as of which all the conditions set forth or referred to in Sections 4.01 and 4.02 shall have been satisfied (or waived in accordance with Section 9.02).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in the Guarantee and Collateral Agreement and shall also include the Mortgaged Properties.

“Collateral Agent” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a)  the Administrative Agent shall have received from each Loan Party either (i) a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any person that becomes a Loan Party after the Closing Date, a supplement to the Guarantee and Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

(b)  all outstanding Equity Interests of each Borrower and each Subsidiary owned by or on behalf of any Loan Party shall have been pledged pursuant to the Guarantee and Collateral Agreement (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary that is not a Loan Party) and the Collateral Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c)  all Indebtedness of Parent, Denny’s Holdings, the Borrowers and each Subsidiary that is owing to any Loan Party shall be evidenced by a promissory note and shall have been pledged pursuant to the Guarantee and Collateral Agreement and the Collateral Agent shall have received all such promissory notes, together with instruments of transfer with respect thereto endorsed in blank;

(d)  all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Guarantee and Collateral Agreement and perfect such Liens to the extent required by, and with the priority required by, the Guarantee and Collateral Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

(e)  the Administrative Agent shall have received (i) on or prior to the Closing Date, counterparts to amendments (as reasonably requested by the Administrative Agent) to Mortgages filed in connection with the closing of the Existing Credit Agreement with respect to Mortgaged Properties that continue to be owned by a Loan Party as of the Closing Date, such amendments to be duly executed and completed, in recordable form and delivered by the record owner of the relevant Mortgaged Properties; (ii) on or prior to the Closing Date, counterparts of duly executed Mortgages (in recordable form) with respect to all Mortgaged Properties that are owned by a person that is a Loan Party as of the Closing Date for which Mortgages were not previously delivered to the Administrative Agent, and (iii) counterparts of Mortgages with respect to any Mortgaged Properties that are owned by any person that becomes a Loan Party after the Closing Date or that are acquired by a Loan Party after the Closing Date;

(f)  each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

“Commitment” shall mean a Revolving Commitment, Term Loan Commitment, the LC Facility Commitment or any combination thereof (as the context requires).

“Commitment Fee” shall have the meaning assigned to such term in Section 2.10.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Confidential Information Memorandum” shall mean the Confidential Information Memorandum of the Borrowers dated November 2006.

“Consolidated Capital Expenditures” shall mean, for any period, without duplication, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by Parent, the Borrowers and the Subsidiaries during such period that, in conformity with GAAP, would be included in “additions to property, plant or equipment” or comparable items reflected in the consolidated statement of cash flows of Parent, the Borrowers and the Subsidiaries for such period, including (a) Capital Lease Obligations and (b) expenditures for equipment that is purchased simultaneously with the trade-in of existing equipment owned by any Borrower or any Subsidiary to the extent of the gross amount of the purchase price less the book value of the equipment being traded in at such time, but excluding (i) interest capitalized during construction and (ii) expenditures made in connection with the replacement or restoration of assets, to the extent reimbursed or financed from insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored, or from awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced, and net of cash amounts received by the Borrowers and the Subsidiaries from other persons during that period in reimbursement of Consolidated Capital Expenditures made by the Borrowers and the Subsidiaries.

“Consolidated Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense minus interest not paid in cash (including amortization of (i) discount and deferred debt expenses and (ii) fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including such fees and expenses in connection with the Transactions).

“Consolidated EBITDA” shall mean with respect to Parent, the Borrowers and the Subsidiaries for any period, all as determined in accordance with GAAP on a consolidated basis after eliminating intercompany items, the net income (or net loss) for such period, plus (a) to the extent deducted in computing such net income (or net loss) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other noncash charges (including, without limitation, stock compensation expenses), (iv) net total Federal, state and local income tax expense, (v) Consolidated Interest Expense, (vi) extraordinary losses, (vii) the cumulative effect of any change in accounting principles, (viii) any net loss attributable to an Asset Sale and (ix) any non-recurring expenses related to, arising out of or incurred in connection with the Transactions, minus (b) extraordinary gains minus (c) the amount of cash expended in such period in respect of any amount that, under clause (a)(iii) above, was taken into account in determining Consolidated EBITDA for such or any prior period minus (d) any net gain attributable to an Asset Sale, minus (e) any non-cash amortization credits to net income; provided, however, that after the occurrence of any acquisition of any person by Parent, any Borrower or any Subsidiary, Consolidated EBITDA for each period that includes the date of occurrence of such acquisition will, solely for purposes of determining compliance with Sections 6.11 and 6.12, be determined on a pro forma basis, based on the actual historical results of operations of such person, as if such acquisition had occurred on the first day of such period.

“Consolidated Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) the sum of (i) Consolidated EBITDA for such period and (ii) Consolidated Lease Expense for such period to (b) the sum of (i) Consolidated Cash Interest Expense for such period and (ii) Consolidated Lease Expense for such period.

“Consolidated Interest Expense” shall mean, for any period, all interest expense (including the interest component in respect of Capital Lease Obligations), net of cash interest income, accrued or paid by Parent, the Borrowers and the Subsidiaries during such period in respect of Indebtedness of Parent, the Borrowers and the Subsidiaries, including (a) any amortization of initial debt discount or any fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense in accordance with GAAP (including fees and expenses in connection with the Transactions), (b) any commitment fees, agent’s and other regularly scheduled fees and charges in respect of such Indebtedness, (c) commissions and other fees and charges payable in connection with letters of credit, (d) the net payment, if any, payable in connection with all interest rate protection agreements and (e) interest capitalized during construction, all determined on a consolidated basis in accordance with GAAP after eliminating all intercompany items.

“Consolidated Lease Expense” shall mean, for any period, all payment obligations of Parent, the Borrowers and the Subsidiaries during such period under Operating Leases, as determined on a consolidated basis for Parent, the Borrowers and the Subsidiaries in accordance with GAAP.

“Consolidated Senior Secured Debt” shall mean, at any date and without duplication, Consolidated Total Debt at such date minus, to the extent included in computing such Consolidated Total Debt, the aggregate amount of unsecured Indebtedness of Parent or Denny’s Holdings at such date on a consolidated basis in accordance with GAAP (including, but not limited to, the 10% Senior Notes).

“Consolidated Senior Secured Debt Ratio” shall mean, for any period, the ratio of (a) Consolidated Senior Secured Debt on the last day of such period to (b) Consolidated EBITDA for such period.

“Consolidated Total Debt” shall mean, at any date and without duplication, the aggregate amount of all Indebtedness (including all reimbursement, payment or similar obligations of such person, contingent or otherwise, under acceptance, letter of credit or similar facilities) of Parent, the Borrowers and the Subsidiaries at such date on a consolidated basis in accordance with GAAP (other than (a) all obligations of such person in respect of (i) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (ii) interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates and (b) Letters of Credit issued in an aggregate amount not to exceed $50,000,000 (of which up to (i) $50,000,000 may be issued in support of worker’s compensation insurance policies and (ii) $10,000,000 may be issued in support of other obligations or claims), which aggregate amount shall be decreased following the Closing Date upon the expiration or refinancing of any such Letters of Credit in an amount equal to the expired or refinanced Letter of Credit).

“Consolidated Total Debt Ratio” shall mean, for any period, the ratio of (a) Consolidated Total Debt on the last day of such period to (b) Consolidated EBITDA for such period.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Section 4.01.

“Credit Exposure” shall mean, with respect to any Revolving Lender at any time, the aggregate principal amount at such time of all outstanding Revolving Loans of such Revolving Lender, plus the aggregate amount at such time of such Revolving Lender’s Revolving LC Obligations.

“Credit-Linked Deposit” shall mean, as to each LC Facility Lender, the cash deposit made by such LC Facility Lender pursuant to Sections 2.01 and 2.19(d), as such deposit may be (1) reduced from time to time pursuant to Section 2.09(e), and (2) reduced or increased from time to time pursuant to assignments by or to such LC Facility Lender pursuant to Section 9.04. The amount of each LC Facility Lender’s Credit-Linked Deposit as of the Closing Date is equal to such LC Facility Lender’s LC Facility Commitment as set forth on Schedule 2.01. It is understood that the amount of a LC Facility Lender’s Credit-Linked Deposit will not be decreased by an application thereof to fund such LC Facility Lender’s Applicable Percentage of an unreimbursed LC Facility LC Disbursement. No LC Facility Lender shall have any obligation to deposit amounts in the Credit-Linked Deposit Account in excess of such LC Facility Lender’s LC Facility Commitment.

“Credit-Linked Deposit Account” shall mean the account established by the Administrative Agent under its sole and exclusive control maintained at the office of Bank of America, designated as the “Denny’s Money Market Account”.

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

“Denny’s” shall mean Denny’s, Inc., a California corporation and an indirect, wholly owned subsidiary of Parent.

“Denny’s Holdings” shall have the meaning assigned to such term in the preamble to this Agreement.

“Denny’s Realty” shall mean Denny’s Realty, LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of Denny’s.

“Deposit Investment Fee” shall have the meaning assigned to such term in Section 2.10(d).

“DFO” shall have the meaning assigned to such term in the preamble to this Agreement.

“dollars” or “$” shall mean lawful money of the United States of America.

“Domestic Subsidiaries” shall mean all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Percentage” shall mean (a) at any time that the Consolidated Total Debt Ratio with respect to the fiscal year of the Borrowers for which Excess Cash Flow is being calculated under Section 2.07(c) is less than 3.00 to 1.00 (as indicated on the Compliance Certificate received by the Administrative Agent pursuant to Section 5.04(d) for such fiscal year), 0.00% and (b) at all other times, 50%; provided, however, that in the event either any Borrower or the Administrative Agent determines, in good faith, that the calculation of the Consolidated Total Debt Ratio on which the ECF Percentage for any particular period was determined is inaccurate and, as a consequence thereof, the ECF Percentage was lower than it would have been, based on an accurate calculation, then (i) the Borrowers shall promptly (but in any event within ten (10) Business Days) deliver (after the Borrowers discover such inaccuracy or the Borrowers are notified by the Administrative Agent of such inaccuracy, as the case may be) to the Administrative Agent a corrected calculation of the Consolidated Total Debt Ratio, (ii) the Administrative Agent shall confirm with the Borrower the ECF Percentage for such fiscal year that would have been applicable for such fiscal year had the ECF Percentage been calculated based on the correct Consolidated Total Debt Ratio and (iii) the Borrowers shall promptly pay to the Administrative Agent the difference, if any, between that amount that should have been paid by the Borrowers under Section 2.07(c) and the amount actually paid in respect of such fiscal year.

“environment” shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

“Environmental Claim” shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any other person not a party to this Agreement for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non- accidental Releases), (b) exposure to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

“Environmental Law” shall mean any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Parent, either Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

“Equity Interests” shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with Parent or any Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than events the reporting of which has been waived by the PBGC); (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401-(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 4-12(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Parent or any Borrower or any ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by any Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by any Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a “prohibited transaction” with respect to which Parent, any Borrower or any of their respective subsidiaries is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Parent, any Borrower or any such Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability of Parent or any Borrower.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“Event of Default” shall have the meaning assigned to such term in Article VII.

“Excess Cash Flow” shall mean, for any fiscal year, the sum (without duplication) of:

(a)  the consolidated net income (or loss) of the Parent, the Borrowers and their consolidated subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Reduction Events; plus

(b)  depreciation, amortization and other non-cash charges or losses deducted in determining such consolidated net income (or loss) for such fiscal year; plus

(c)  the amount, if any, by which Net Working Capital decreased during such fiscal year minus

(d)  the sum of (i) any noncash gains included in determining such consolidated net income (or loss) for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year minus

(e)  Consolidated Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness or equity contributions); minus

(f)  the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Parent, the Borrowers and their consolidated subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit and (ii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which a Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrowers under Section 2.17(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure to comply with Section 2.15(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrowers with respect to such withholding tax pursuant to Section 2.15(a).

“Existing Credit Agreement” shall mean that certain Credit Agreement dated as of September 21, 2004 and as modified to the date hereof, among the Borrowers and Parent, Denny’s Holdings and DFO, as guarantors, the lenders named therein, Bank of America, as administrative agent, and UBS Securities LLC, as syndication agent.

“Existing Letter of Credit” shall mean each letter of credit previously issued for the account of, or guaranteed by, any Borrower or a Subsidiary that (a) is outstanding on the Closing Date and (b) is listed on Schedule 1(a) or Schedule 1(b), as the case may be.

“Existing Second Lien Credit Agreement” shall mean that certain Credit Agreement in respect of a second lien term loan facility dated as of September 21, 2004 and as modified to the date hereof, among the Borrowers and Parent, Denny’s Holdings and DFO, as guarantors, the lenders named therein, Bank of America, as administrative agent, and UBS Securities LLC, as syndication agent.

“Extraordinary Receipt” means any cash received by or paid to or for the account of any person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of insurance included in clause (b) of the definition of the term “Reduction Event” and proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, indemnity payments or purchase price adjustments to the extent that such proceeds, payments or adjustments are received by any person in respect of any third party claim against such person and applied to pay (or to reimburse such person for its prior payment of) such claim and the costs and expenses of such person with respect thereto.

“Fair Market Value” shall mean, with respect to any asset, the value of the consideration obtainable in a sale of such asset in the open market at a specific date assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, which value shall, for any asset with a Fair Market Value in excess of $5,000,000, be either (a) the value of such asset as determined in good faith by the Board of Directors of Parent or (b) if such asset shall have been the subject of an appraisal done reasonably contemporaneously by any independent third-party appraiser engaged by any Lender or Loan Party and the basic assumptions underlying such appraisal are reasonable, the value of such asset as stated in such appraisal.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Financial Officer” of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer, Assistant Treasurer, or Controller of such corporation.

“First-Tier Subsidiaries” shall mean each of Denny’s Holdings and each other Subsidiary Loan Party that is not a subsidiary of another subsidiary of Parent.

“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrowers are located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Subsidiary” shall mean any Subsidiary that is not a Domestic Subsidiary.

“GAAP” shall mean generally accepted accounting principles in the United States of America applied on a consistent basis.

“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” shall have the meaning assigned to such term is Section 9.04(f).

“Guarantee” of or by any person (the “guarantor”) shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation; provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantee and Collateral Agreement” shall mean the Guarantee and Collateral Agreement among Parent, Denny’s Holdings, the Borrowers, the Subsidiary Loan Parties and the Collateral Agent, in the form of Exhibit F.

“Hazardous Materials” shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants or contaminants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedging Agreement” shall mean any currency swap agreement, currency future or option contract or other similar agreement or arrangement designed to protect any Loan Party against fluctuations in currency values and any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate future or option contract, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Honor Date” shall have the meaning assigned to such term is Section 2.04(c)(i).

“Indebtedness” of any person shall mean, without duplication, (a) all indebtedness of such person for borrowed money; (b) all indebtedness of such person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business); (c) all obligations of such person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business); (d) all indebtedness of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (e) all Capital Lease Obligations of such person; (f) all reimbursement, payment or similar obligations of such person, contingent or otherwise, under acceptance, letter of credit or similar facilities; (g) all obligations of such person in respect of (i) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (ii) interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements designed to hedge against fluctuations in interest rates; (h) all Guarantees by such person of Indebtedness of others; (i) all Indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness; (j) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty; and (k) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner.

“Indemnified Taxes” shall mean Taxes other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.03(b).

“Information” shall mean all information received from the Borrowers relating to the Borrowers or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrowers; provided that, in the case of information received from the Borrowers after the Closing Date, such information is clearly identified as confidential at the time of delivery.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Payment Date” shall mean (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each Business Day that is immediately prior to the last Business Day of such Interest Period that occurs at intervals of three months’ duration after the first Business Day of such Interest Period.

“Interest Period” shall mean, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Internal Control Event” means a material weakness in, or fraud that involves management or other employees who have a significant role in, the Parent’s, any Borrower’s or any of their Subsidiary’s internal controls over financial reporting, in each case as described in the Securities Laws.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” shall mean with respect to any Letter of Credit, any Letter of Credit Application and any other document, agreement and instrument entered into by the applicable Issuing Bank and/or the applicable Borrower or in favor such Issuing Bank and relating to any such Letter of Credit.

“Issuing Bank” shall mean the Revolving Issuing Bank and/or the LC Facility Issuing Bank.

“LC Disbursement” shall mean the Revolving LC Disbursements and/or the LC Facility LC Disbursements.

“LC Facility Availability Period” shall mean the period from and after the Closing Date through and excluding the earliest of (w) the fifth Business Day prior to the Term Loan Maturity Date, (x) the date (if any) that the obligation of the LC Facility Issuing Bank to issue LC Facility Letters of Credit shall be terminated pursuant to Article VII, (y) the date (if any) that the Credit-Linked Deposits are reduced to zero pursuant to Section 2.09(e) and (z) the date that any court of competent jurisdiction holds that the Credit-Linked Deposits are an asset of the Borrowers.

“LC Facility Commitment” shall mean, as to any LC Facility Lender, the commitment of such LC Facility Lender to deposit Credit-Linked Deposits with the Administrative Agent on the Closing Date, representing the maximum amount such LC Facility Lender has agreed to make as a Credit-Linked Deposit hereunder, all as set forth on Schedule 2.01, as the same may be increased or decreased in accordance with the terms of this Agreement. The initial aggregate amount of all of the LC Facility Lenders’ LC Facility Commitments on the Closing Date is $40,000,000.

“LC Facility Honor Date” shall have the meaning assigned to such term in Section 2.19(f).

“LC Facility Issuing Bank” shall mean Bank of America, any Affiliate of Bank of America or one or more other issuing banks satisfactory to the Administrative Agent.

“LC Facility LC Commitment” shall mean the commitment of the LC Facility Issuing Bank to issue LC Facility Letters of Credit pursuant to Section 2.19.

“LC Facility LC Credit Extension” shall mean, with respect to any LC Facility Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“LC Facility LC Disbursement” shall mean a payment or disbursement made by the LC Facility Issuing Bank pursuant to a LC Facility Letter of Credit.

“LC Facility Lender” shall mean a Lender with a LC Facility Commitment or any outstanding Credit-Linked Deposits.

“LC Facility Letter of Credit” shall mean any letter of credit (including each Existing Letter of Credit listed on Schedule 1(b) hereto) issued pursuant to Section 2.19.

“LC Facility LC Obligations” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding LC Facility Letters of Credit at such time plus (b) the aggregate principal amount of all LC Facility LC Disbursements that have not yet been reimbursed at such time, plus (c) if the Borrowers reimburse any LC Facility LC Disbursement, for the period of 91 days following such reimbursement, the amount of such reimbursement. The LC Facility LC Obligations of any LC Facility Lender at any time shall mean its Applicable Percentage of the aggregate LC Facility LC Obligations at such time. For purposes of computing the amount available to be drawn under any LC Facility Letter of Credit, the amount of such LC Facility Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a LC Facility Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such LC Facility Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“LC Facility Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.19(c)(iv).

“LC Facility Participation Fee” shall have the meaning assigned to such term in Section 2.10(c).

“Lenders” shall mean (a) the lenders listed on Schedule 2.01 and (b) any lender that has become a party hereto pursuant to an Assignment and Acceptance (in each case, other than any such lender that has ceased to be a party hereto pursuant to an Assignment and Acceptance).

“Letter of Credit” shall mean any letter of credit (including each Existing Letter of Credit) issued pursuant to Section 2.04 or Section 2.19.

“Letter of Credit Application” shall mean an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the relevant Issuing Bank.

“LIBID Rate” shall mean for any Interest Period a rate equal to (A) the rate of return actually achieved by the Administrative Agent on its investment of Credit-Linked Deposits under, and as described in, Section 2.20(b), minus (B) the Deposit Investment Fee described in Section 2.10(d).

“LIBO Rate” shall mean, for any Interest Period with respect to a Eurodollar Borrowing, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period. If such rate is not available at such time for any reason, then the “LIBO Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Borrowing being made, continued or converted by the Administrative Agent and with a term equivalent to such Interest Period would be offered by the Administrative Agent’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period.

“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Guarantee and Collateral Agreement, the other Security Documents, the Post-Closing Letter and any promissory note delivered to any Lender in connection with this Agreement.

“Loan Parties” shall mean the Borrowers, Parent, Denny’s Holdings and the Subsidiary Loan Parties.

“Loans” shall mean the Revolving Loans and the Term Loans.

“Long-Term Indebtedness” shall mean any Indebtedness that, in accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean (a) a materially adverse effect on or change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including potential environmental and employee health and safety liabilities and other contingent liabilities), prospects or material agreements of Parent, the Borrowers and the Subsidiaries, taken as a whole, (b) material impairment of the ability of any Borrower or any other Loan Party to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.13.

“Mortgage” shall mean a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations, as any of the same may be amended or otherwise modified from time to time. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

“Mortgaged Property” shall mean, initially, each parcel of real property and the improvements thereto owned by a Loan Party, which properties are set forth on Schedule 1.01(a), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 400 1(a)(3) of ERISA.

“Net Cash Proceeds” shall mean, with respect to any event, the aggregate amount of cash received from time to time by or on behalf of such person in connection with such transaction after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder’s fees and other similar fees and commissions paid by Parent, the Borrowers and the Subsidiaries to third parties (other than Affiliates) in connection therewith, (b) the amount of taxes and other governmental fees and charges, if any, payable in connection with or as a result of such transaction, (c) the amount of any Indebtedness secured by a Lien on the asset that is the subject of an Asset Sale or other disposition (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding) that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, properly attributable to such transaction or to the asset that is the subject of such Asset Sale or other disposition and are actually paid by such person to a person that is not an Affiliate and (d) in the case of Asset Sales only, an amount of such proceeds equal to the amount of liabilities associated with such asset (including accrued tax liabilities) incurred or retained by the person disposing of such asset as part of such transaction to the extent, and for the period, such liabilities are reserved against in accordance with GAAP or actually paid by such person to a person that is not an Affiliate, provided that such proceeds shall be deemed received by such person as and when such reserves are no longer maintained and such liabilities are not actually so paid by such person.

“Net Working Capital” shall mean at any date, (a) the consolidated current assets of the Parent, the Borrowers and their consolidated subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Parent, the Borrowers and their consolidated subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

“Obligations” shall mean all obligations defined as “Obligations” in the Guarantee and Collateral Agreement.

“Operating Leases” shall mean, as applied to any person, any lease (including leases that may be terminated by the lessee at any time) by such person of any property (whether real, personal or mixed) that is not required to be classified and accounted for as a capital lease on such person’s balance sheet in accordance with GAAP, other than any such lease under which such person is the lessor.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” shall have the meaning assigned to such term in Section 9.04(c)(i).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“PCAOB” means the Public Company Accounting Oversight Board.

“Perfection Certificate” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Permitted Amendments” means (a) any amendment or supplement to any of the 10% Senior Notes Documents that does not require a waiver or consent of the holders of the Indebtedness evidenced thereby, other than an amendment or supplement that (i) adds, directly or indirectly, any new provision commonly characterized as an affirmative, negative or financial covenant or any new event of default, collateral requirements or repayment requirement (including any put requirement) that relates to any date prior to 180 days after the Term Loan Maturity Date, (ii) modifies in any manner adverse to the issuer or guarantor thereof any existing provision commonly characterized as an affirmative, negative or financial covenant or any existing event of default, collateral requirement or repayment requirement (including any shortening of any amortization requirement) that relates to any date prior to 180 days after the Term Loan Maturity Date or (iii) increases the interest rate thereon or modifies in any manner adverse to the issuer or guarantor thereof the time or manner of payment of such interest (including any option or right to pay such interest in kind) or (b) any amendment or supplement (i) to the 10% Senior Notes Documents that is prohibited under clause (a) above (other than any amendment or supplement prohibited by subclauses (i), (ii) or (iii) of clause (a) above) or (ii) to any other indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock is outstanding that, in each case, is not materially adverse to the interests of the Lenders.

“Permitted Investments” shall mean:

(a)  direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof), in each case maturing within one year from the date of acquisition thereof;

(b)  without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within 180 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least “A-1” or the equivalent thereof from Standard & Poor’s Ratings Service or of at least “P-1” or the equivalent thereof from Moody’s Investors Service, Inc. or investments in other corporate debt securities maturing within one year from the date of the acquisition thereof and having, at such date of acquisition, a rating of at least “A” or the equivalent thereof from Standard & Poor’s Rating Service or of at least “A2” or the equivalent thereof from Moody’s Investors Service, Inc.;

(c)  investments in certificates of deposit, bankers’ acceptances and time deposits (including Eurodollar time deposits) maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Administrative Agent or the bank with whom the Borrowers and the Subsidiaries maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Administrative Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking subsidiary of a bank holding company having a long-term unsecured debt rating of at least “A” or the equivalent thereof from Standard & Poor’s Ratings Service or at least “A2” or the equivalent thereof from Moody’s Investors Service, Inc.;

(d)  investments in commercial paper maturing within 180 days from the date of acquisition thereof and issued by (i) the holding company of the Administrative Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least “A-1” or the equivalent thereof from Standard & Poor’s Ratings Service or of at least “P-1” or the equivalent thereof from Moody’s Investors Service, Inc.;

(e)  investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

(f)  taxable or tax-exempt securities which at the time of purchase have been rated and the ratings for which are not less than Aa2 if rated by Moody’s, and not less than AA if rated by S&P; and

(g)  investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above.

“Permitted Liens” shall mean (a) Liens imposed by law (other than any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (b) statutory and other Liens of landlords, Liens of tenants arising from occupancy rights and statutory Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than any Lien imposed under ERISA) imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (c) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including surety bonds and appeal bonds) in connection with workers’ compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (d) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of any Borrower, Parent, Denny’s Holdings or any Subsidiary Loan Party, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof by any Borrower, Parent, Denny’s Holdings or any Subsidiary Loan Party, as the case may be (any such items described in this clause (d), “Permitted Real Estate Liens”); (e) purchase money Liens upon or in any property acquired or held in the ordinary course of business to secure Indebtedness permitted by Section 6.01(d), provided that any such Liens shall be placed on such property (and the Indebtedness secured by such Liens shall be created) within 180 days following the acquisition of such property, such Liens do not apply to any other property or assets of Parent, any Borrower or any Subsidiary and the Indebtedness secured by such Liens does not exceed 100% of the lesser of the cost or Fair Market Value of such property at the time of acquisition; (f) Liens in connection with attachments or judgments (including judgment or appeal bonds) that do not constitute an Event of Default under subsections (i) or (j) of Article VII, provided that the judgments secured shall, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall have been discharged within 30 days after the expiration of such stay; (g) leases or subleases granted to others in the ordinary course of business not interfering in any material respect with the business of any Loan Party; (h) any interest or title of a lessor under, and Liens arising from UCC financing statements relating to, leases permitted by this Agreement; (i) normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions; and (j) extensions, renewals or replacements of any Lien referred to in paragraphs (a) through (i) above in connection with an extension, renewal, refinancing or replacement of the obligations which they secure or otherwise, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

“Permitted Real Estate Liens” shall have the meaning assigned to such term in clause (d) of the definition of “Permitted Liens”.

“Permitted Senior Notes Repurchases” shall mean the acquisition, repurchase or redemption of 10% Senior Notes to the extent that such acquisitions, repurchases or redemptions are permitted by Section 6.08(a)(ii).

“person” shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” shall have the meaning assigned to such term in Section 9.15.

“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its “prime rate”; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.

“Properties” shall have the meaning assigned to such term in Section 3.17(a).

“Post-Closing Letter” shall mean the Post Closing Letter, dated as of the Closing Date, by the Borrowers, the Administrative Agent and the Collateral Agent.

“Public Lender” shall have the meaning assigned to such term in Section 9.15.

“Reduction Event” shall mean:

(a)  any Asset Sale, provided that, other than for purposes of clause (a) of the definition of “Excess Cash Flow”, no sale of any of the Specified Properties shall constitute a Reduction Event;

(b)  any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Parent, any Borrower or any Subsidiary, in each case under this clause (b) the Net Cash Proceeds of which exceed $3,000,000;

(c)  receipt by Parent, any Borrower or any Subsidiary of any Extraordinary Receipts, in each case under this clause (c) the Net Cash Proceeds of which exceed $5,000,000;

(d)  the issuance by Parent, any Borrower or any Subsidiary of any Equity Interests, or the receipt by Parent, any Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, Parent, any Borrower or a Subsidiary and (ii) any such issuance from time to time by Parent of Equity Interests in Parent pursuant to any stock option, equity incentive or similar benefit plan established for directors or employees of Parent and Subsidiaries;

(e)  the incurrence by any Borrower or any Subsidiary (other than Denny’s Holdings) of any Indebtedness, other than Indebtedness permitted pursuant to Section 6.01; or

(f)  the incurrence by Parent or Denny’s Holdings of any Indebtedness, other than Indebtedness permitted pursuant to Section 6.01.

“Refranchising Asset Sale” shall mean the sale of a Restaurant Business and related assets by any Borrower or any Subsidiary Loan Party where, contemporaneously with such sale, DFO enters into a franchise agreement with the transferee of such Restaurant Business.

“Register” shall have the meaning given such term in Section 9.04(b).

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Reinvestment Assets” shall mean any assets to be employed in the business of any Borrower or Subsidiary Loan Party as conducted on the Closing Date.

“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the respective directors, officers, employees, agents, trustees and advisors of such person or such person’s Affiliates.

“Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

“Remedial Action” shall mean (a) “remedial action” as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority to: (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

“Required Lenders” shall mean, at any time, collectively (i) the Required Revolving Lenders and (ii) the Term Lenders and the LC Facility Lenders holding outstanding Term Loans and Credit-Linked Deposits representing more than 50% of the sum of all outstanding Term Loans and Credit-Linked Deposits at such time.

“Required Revolving Lenders” shall mean, at any time, Revolving Lenders having Revolving Loans, Revolving LC Obligations and unused Commitments representing more than 50% of the sum of all Revolving Loans outstanding, Revolving LC Obligations and unused Commitments at such time.

“Required LC Facility Lenders” shall mean, at any time, LC Facility Lenders having outstanding Credit-Linked Deposits representing more than 50% of the sum of all outstanding Credit-Linked Deposits at such time.

“Responsible Officer” of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

“Restaurant Businesses” shall have the meaning assigned to such term in Section 6.05(e).

“Restricted Indebtedness” shall mean Indebtedness of Parent, the Borrowers or any other Subsidiary the payment, prepayment, redemption, repurchase or defeasance of which is restricted under Section 6.08.

“Revolving Borrowing” shall mean a Borrowing comprised of Revolving Loans.

“Revolving Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder and participate in Revolving Letters of Credit, all as set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender assumed its Revolving Commitment, as applicable, as the same may be (a) reduced from time to time pursuant to Section 2.07 or pursuant to Section 2.17 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The aggregate amount of the Lenders’ Revolving Commitments on the Closing Date is $50,000,000.

“Revolving Issuing Bank” shall mean Bank of America, any Affiliate of Bank of America or one or more other issuing banks satisfactory to the Administrative Agent.

“Revolving LC Advance” shall mean, with respect to each Revolving Lender, such Revolving Lender’s funding of its participation in any Revolving LC Borrowing in accordance with its Applicable Percentage.

“Revolving LC Availability Period” shall mean the period from and after the Closing Date through and excluding the earlier of (x) the fifth Business Day prior to the Revolving Maturity Date, and (y) the date (if any) that the obligation of the Revolving Issuing Bank to issue Revolving Letters of Credit shall be terminated pursuant to Article VII.

“Revolving LC Borrowing” shall mean a Revolving LC Disbursement which has not been reimbursed on the date when made or refinanced as an ABR Revolving Borrowing.

“Revolving LC Commitment” shall mean the commitment of the Revolving Issuing Bank to issue Revolving Letters of Credit pursuant to Section 2.04.

“Revolving LC Credit Extension” shall mean, with respect to any Revolving Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“Revolving LC Disbursement” shall mean a payment or disbursement made by the Revolving Issuing Bank pursuant to a Revolving Letter of Credit.

“Revolving Lender” shall mean a Lender with a Revolving Commitment or, if the Revolving Commitments have been terminated or have expired, a Lender with a Credit Exposure.

“Revolving Letter of Credit” shall mean any letter of credit (including each Existing Letter of Credit listed on Schedule 1(a) hereto) issued pursuant to Section 2.04.

“Revolving Letter of Credit Fee” shall have the meaning assigned to such term in Section 2.10(b).

“Revolving Loans” shall mean the revolving loans made by the Lenders to the Borrowers pursuant to clause (c) of Section 2.01. Each Revolving Loan shall be a Eurodollar Loan or an ABR Loan.

“Revolving LC Obligations” shall mean at any time the sum of (a) the aggregate undrawn amount of all outstanding Revolving Letters of Credit at such time plus (b) the aggregate principal amount of all Revolving LC Disbursements that have not yet been reimbursed at such time, plus (c) if the Borrowers reimburse any Revolving LC Disbursement, for the period of 91 days following such reimbursement, the amount of such reimbursement. The Revolving LC Obligations of any Revolving Lender at any time shall mean its Applicable Percentage of the aggregate Revolving LC Obligations at such time. For purposes of computing the amount available to be drawn under any Revolving Letter of Credit, the amount of such Revolving Letter of Credit shall be determined in accordance with Section 1.05. For all purposes of this Agreement, if on any date of determination a Revolving Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Revolving Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Revolving Maturity Date” shall mean December 15, 2011.

“Revolving Non-Extension Notice Date” shall have the meaning assigned to such term in Section 2.04(b)(iv).

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Secured Parties” shall have the meaning assigned to such term in the Guarantee and Collateral Agreement.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the PCAOB.

“Security Documents” shall mean the Mortgages, the Guarantee and Collateral Agreement, and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.12.

“SPC” shall have the meaning assigned to such term is Section 9.04(f).

“Specified Properties” shall mean the properties listed on Schedule 6.05(k).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate or other fronting office making or holding a Loan) is subject with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” shall mean any subsidiary of Parent.

“Subsidiary Loan Party” shall mean each Subsidiary other than a Foreign Subsidiary and other than Advantica Systems, Inc., IM Purchasing, Inc., Flagstar Holdings, Inc., La Mirada Enterprises No. 1, Inc. and excluding Denny's Employee Disaster Relief Fund, Inc. for so long as such entity remains a charitable entity under Section 501(c)(3) of the Code.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“10% Senior Notes” shall mean Parent’s 10% Senior Notes due 2012.

“10% Senior Notes Documents” shall mean the 10% Senior Notes, the 10% Senior Notes Indenture and all material agreements, documents and instruments related thereto, in each case as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“10% Senior Notes Indenture” shall mean the Indenture dated as of October 5, 2004, between Denny’s Holdings, Parent and U.S. Bank National Association, as trustee, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Term Borrowing” shall mean a Borrowing comprised of Term Loans.

“Term Lender” shall mean a Lender with a Term Loan Commitment or an outstanding Term Loan.

“Term Loan Commitment” shall mean, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder on the Closing Date, expressed as an amount representing the maximum principal amount of the Term Loan to be made by such Lender hereunder, all as set forth on Schedule 2.01, as the same may be (a) reduced from time to time pursuant to Section 2.07 or pursuant to Section 2.17 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders’ Term Loan Commitments on the Closing Date is $260,000,000.

“Term Loan Maturity Date” shall mean March 31, 2012.

“Term Loans” shall mean the term loans made by the Term Lenders to the Borrowers pursuant to clause (a) of Section 2.01. Each Term Loan shall be a Eurodollar Loan or an ABR Loan.

“Total Credit-Linked Deposits” shall mean, at any time, the sum of all the LC Facility Lenders’ Credit-Linked Deposits, as the same may be reduced from time to time pursuant to Section 2.09(e).

“Total Revolving Commitment” shall mean, at any time, the aggregate amount of the Revolving Commitments, as in effect at such time and which on the Closing Date is $50,000,000.

“Transactions” shall have the meaning assigned to such term in Section 3.02.

“Type” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall consist of the Adjusted LIBO Rate and the Alternate Base Rate.

“Unreimbursed Amount” shall have the meaning assigned to such term in Section 2.19(f)(ii).

“wholly owned subsidiary” of any person shall mean a subsidiary of such person of which securities (except for directors’ qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned subsidiaries of such person or by such person and one or more wholly owned subsidiaries of such person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02  Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).

SECTION 1.03  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless otherwise specified, all references herein to times of day shall be references to New York City time.

SECTION 1.04  Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, that if the Borrowers notify the Administrative Agent that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05  Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

ARTICLE II.

The Credits

SECTION 2.01  Commitments and Funding of Credit-Linked Deposits. Subject to the terms and conditions set forth herein, (a) each Term Lender agrees to make a Term Loan to any Borrower on the Closing Date in an aggregate principal amount not exceeding such Lender’s Term Loan Commitment; (b) each LC Facility Lender agrees to deposit with the Administrative Agent on the Closing Date, in accordance with Section 2.19(d), its Credit-Linked Deposit in an aggregate amount not exceeding such LC Facility Lender’s LC Facility Commitment; and (c) each Revolving Lender agrees to make Revolving Loans to any Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Credit Exposure exceeding such Lender’s Revolving Commitment or (ii) the Aggregate Credit Exposure exceeding the Total Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts prepaid or repaid in respect of Term Loans may not be reborrowed. The Borrowers shall have no right, title or interest in or to the Credit-Linked Deposits as more fully provided in Section 2.20.

SECTION 2.02  Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)  Subject to Section 2.12, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Total Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(c)(i). Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not at any time be more than a total of seven Eurodollar Borrowings outstanding.

(d)  Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or the Term Loan Maturity Date, as applicable.

SECTION 2.03  Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)  the identity of the Borrower in respect of such Borrowing;

(ii)  in the case of Loans made on the Closing Date, whether such Borrowing is to be a Revolving Borrowing or Term Borrowing;

(iii)  the aggregate amount of the requested Borrowing;

(iv)  the date of such Borrowing, which shall be a Business Day;

(v)  whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(vi)  in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vii)  to the extent applicable, the location and number of the applicable Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section (and in any event not later than 5:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing other than an ABR Borrowing), the Administrative Agent shall notify in writing each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04  Revolving Letters of Credit. (a) The Revolving Letter of Credit Commitment.

(i)  Subject to the terms and conditions set forth herein, (A) the Revolving Issuing Bank agrees, in reliance upon the agreements of the Revolving Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the Revolving LC Availability Period to issue Revolving Letters of Credit for the account of either Borrower or any other Loan Party, and to amend Revolving Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drawings by beneficiaries under the Revolving Letters of Credit; and (B) the Revolving Lenders severally agree to participate in Revolving Letters of Credit issued for the account of a Borrower or other Loan Party and any drawings thereunder; provided that after giving effect to any Revolving LC Credit Extension with respect to any Revolving Letter of Credit, (x) the Revolving LC Obligations shall not exceed $10,000,000 and (y) the Aggregate Credit Exposure shall not exceed the Total Revolving Commitment. Each request by a Borrower for the issuance or amendment of a Revolving Letter of Credit shall be deemed to be a representation by such Borrower that the Revolving LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain Revolving Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain Revolving Letters of Credit to replace Revolving Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii)  The Revolving Issuing Bank shall not issue any Revolving Letter of Credit, if: (A) subject to Section 2.04(b)(iv), the expiry date of such requested Revolving Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or (B) the expiry date of such requested Revolving Letter of Credit would occur after the date that is five Business Days prior to the Revolving Maturity Date, unless all the Revolving Lenders have approved such expiry date.

(iii)  The Revolving Issuing Bank shall not be under any obligation to issue any Revolving Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Revolving Issuing Bank from issuing such Revolving Letter of Credit, or any law applicable to the Revolving Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Revolving Issuing Bank shall prohibit, or request that the Revolving Issuing Bank refrain from, the issuance of letters of credit generally or such Revolving Letter of Credit in particular or shall impose upon the Revolving Issuing Bank with respect to such Revolving Letter of Credit any restriction, reserve or capital requirement (for which the Revolving Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Revolving Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Revolving Issuing Bank in good faith deems material to it; (B) the issuance of such Revolving Letter of Credit would violate one or more policies of the Revolving Issuing Bank; (C) except as otherwise agreed by the Administrative Agent and the Revolving Issuing Bank, such Revolving Letter of Credit is in an initial stated amount less than $100,000, provided that this subclause (C) shall not apply if 30 or fewer Letters of Credit are outstanding as of the date of issuance of such Revolving Letter of Credit; (D) such Revolving Letter of Credit is to be denominated in a currency other than dollars; (E) such Revolving Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (F) a default of any Revolving Lender’s obligations to fund under Section 2.04(c) exists or any Revolving Lender has failed to fund any portion of the participations in Revolving LC Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless, in any such case, the Revolving Issuing Bank has entered into satisfactory arrangements with the applicable Borrower or such Revolving Lender to eliminate the Revolving Issuing Bank’s risk with respect to such Revolving Lender.

(iv)  The Revolving Issuing Bank shall not amend any Revolving Letter of Credit if the Revolving Issuing Bank would not be permitted at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof.

(v)  The Revolving Issuing Bank shall be under no obligation to amend any Revolving Letter of Credit if (A) the Revolving Issuing Bank would have no obligation at such time to issue such Revolving Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Revolving Letter of Credit does not accept the proposed amendment to such Revolving Letter of Credit.

(vi)  The Revolving Issuing Bank shall act on behalf of the Revolving Lenders with respect to any Revolving Letters of Credit issued by it and the documents associated therewith, and the Revolving Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the Revolving Issuing Bank in connection with Revolving Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Revolving Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the Revolving Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Revolving Issuing Bank.

(b)  Procedures for Issuance and Amendments of Revolving Letters of Credit; Auto-Extension Letters of Credit.

(i)  Each Revolving Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the Revolving Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such Letter of Credit Application must be received by the Revolving Issuing Bank and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the Revolving Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Revolving Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Revolving Issuing Bank: (A) the proposed issuance date of the requested Revolving Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) that such requested Letter of Credit is a Revolving Letter of Credit and (H) such other matters as the Revolving Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding Revolving Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Revolving Issuing Bank: (A) the Revolving Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the Revolving Issuing Bank may reasonably require. Additionally, the applicable Borrower shall furnish to the Revolving Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested Revolving Letter of Credit issuance or amendment, including any Issuer Documents, as the Revolving Issuing Bank or the Administrative Agent may reasonably require.

(ii)  Promptly after receipt of any Letter of Credit Application, the Revolving Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Revolving Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Revolving Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Revolving Letter of Credit, that one or more applicable conditions contained in Section 4.01 shall not then be satisfied, then, subject to the terms and conditions hereof, the Revolving Issuing Bank shall, on the requested date, issue a Revolving Letter of Credit for the account of the applicable Borrower or other Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with the Revolving Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each Revolving Letter of Credit, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Revolving Issuing Bank a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Lender’s Applicable Percentage times the amount of such Revolving Letter of Credit.

(iii)  Promptly after its delivery of any Revolving Letter of Credit or any amendment to a Revolving Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Revolving Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Revolving Letter of Credit or amendment.

(iv)  If the Borrowers so request in any applicable Letter of Credit Application, the Revolving Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Revolving Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Revolving Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Revolving Issuing Bank, the Borrowers shall not be required to make a specific request to the Revolving Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the Revolving Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Revolving Maturity Date; provided, however, that the Revolving Issuing Bank shall not permit any such extension if (A) the Revolving Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Revolving Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the Revolving Issuing Bank not to permit such extension.

(c)  Drawings and Reimbursements, Funding of Participations.

(i)  Upon receipt from the beneficiary of any Revolving Letter of Credit of any notice of a drawing under such Revolving Letter of Credit, the Revolving Issuing Bank shall notify the applicable Borrower and the Administrative Agent thereof. The Borrowers shall reimburse the Revolving Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing not later than 12:00 noon on the date of any payment by the Revolving Issuing Bank under a Revolving Letter of Credit (each such date, an “Honor Date”), if the Borrowers have received notice of such drawing (and the amount of such drawing) prior to 10:00 a.m. on such Honor Date, or, if such notice has not been received by the Borrowers prior to such time on such Honor Date, then not later than 12:00 noon on (A) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (B) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to 10:00 a.m. on the day of receipt, in each case together with interest accrued on such Revolving LC Disbursement from the date such Revolving LC Disbursement is made to the date of reimbursement thereof. If the Borrowers fail to so reimburse the Revolving Issuing Bank by such time, the Administrative Agent shall promptly notify each Revolving Lender of the Honor Date, the amount of the Revolving LC Disbursement, and the amount of such Revolving Lender’s Applicable Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested an ABR Revolving Borrowing to be disbursed on the Honor Date in an amount equal to the Revolving LC Disbursement, without regard to the minimum and multiples specified in Section 2.02(c) for the principal amount of ABR Revolving Borrowings, but subject to the amount of the unutilized portion of the Total Revolving Commitment and the conditions set forth in Section 4.01 (other than the delivery of a Borrowing Request). Any notice given by the Revolving Issuing Bank or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii)  Each Revolving Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available to the Administrative Agent for the account of the Revolving Issuing Bank at the Administrative Agent’s Office in an amount equal to its Applicable Percentage of the Revolving LC Disbursement not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Revolving Issuing Bank.

(iii)  With respect to any Revolving LC Disbursement that is not fully refinanced by an ABR Revolving Loan because the conditions set forth in Section 4.01 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the Revolving Issuing Bank a Revolving LC Borrowing in the amount of the Revolving LC Disbursement that is not so refinanced, which Revolving LC Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the applicable rate specified in clause (c) of Section 2.11. In such event, each Revolving Lender’s payment to the Administrative Agent for the account of the Revolving Issuing Bank pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such Revolving LC Borrowing and shall constitute a Revolving LC Advance from such Revolving Lender in satisfaction of its participation obligation under this Section 2.04.

(iv)  Until each Revolving Lender funds its ABR Revolving Loan or Revolving LC Advance pursuant to this Section 2.04(c) to reimburse the Revolving Issuing Bank for any amount drawn under any Revolving Letter of Credit, interest in respect of such Revolving Lender’s Applicable Percentage of such amount shall be solely for the account of the Revolving Issuing Bank.

(v)  Each Revolving Lender’s obligation to make ABR Revolving Loans or Revolving LC Advances to reimburse the Revolving Issuing Bank for amounts drawn under Revolving Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Revolving Issuing Bank, the Borrowers or any other person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make ABR Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.01 (other than delivery by the applicable Borrower of a Borrowing Request). No such making of a Revolving LC Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Revolving Issuing Bank for the amount of any payment made by the Revolving Issuing Bank under any Revolving Letter of Credit, together with interest as provided herein.

(vi)  If any Revolving Lender fails to make available to the Administrative Agent for the account of the Revolving Issuing Bank any amount required to be paid by such Revolving Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the Revolving Issuing Bank shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Revolving Issuing Bank at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Revolving Issuing Bank in accordance with banking industry rules on interbank compensation. A certificate of the Revolving Issuing Bank submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)  Repayment of Participations in Revolving Letters of Credit.

(i)  At any time after the Revolving Issuing Bank has made a payment under any Revolving Letter of Credit and has received from any Revolving Lender such Revolving Lender’s Revolving LC Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the Revolving Issuing Bank any payment in respect of the related Revolving LC Disbursement or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender’s LC Advance was outstanding) in the same funds as those received by the Administrative Agent.

(ii)  If any payment received by the Administrative Agent for the account of the Revolving Issuing Bank pursuant to Section 2.04(c)(i) is required to be returned under any of the circumstances set forth in this Agreement (including pursuant to any settlement entered into by the Revolving Issuing Bank in its discretion), each Lender shall pay to the Administrative Agent for the account of the Revolving Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e)  Obligations Absolute. The obligation of the Borrowers to reimburse the Revolving Issuing Bank for each drawing under each Revolving Letter of Credit and to repay each Revolving LC Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such Revolving Letter of Credit, this Agreement, or any other Loan Document;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that either Borrower or any Loan Party may have at any time against any beneficiary or any transferee of such Revolving Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Revolving Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Revolving Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such Revolving Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Revolving Letter of Credit;

(iv)  any payment by the Revolving Issuing Bank under such Revolving Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Revolving Letter of Credit; or any payment made by the Revolving Issuing Bank under such Revolving Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Revolving Letter of Credit, including in connection with any proceeding under any Debtor Relief Law; or

(v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Borrower or any Subsidiary.

(f)  Role of Revolving Issuing Bank. Each Revolving Lender and each Borrower agree that, in paying any drawing under a Revolving Letter of Credit, the Revolving Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Revolving Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the Revolving Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Revolving Issuing Bank shall be liable to any Revolving Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Revolving Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Revolving Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude either Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Revolving Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Revolving Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against the Revolving Issuing Bank, and the Revolving Issuing Bank may be liable to either Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the Revolving Issuing Bank’s willful misconduct or gross negligence or the Revolving Issuing Bank’s willful failure to pay under any Revolving Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Revolving Letter of Credit. In furtherance and not in limitation of the foregoing, the Revolving Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Revolving Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Revolving Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)  Cash Collateral. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Obligations representing greater than 50% of the total LC Obligations) demanding the deposit of cash collateral pursuant to this paragraph (provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (g) or (h) of Article VII), or (ii) upon the request of the Administrative Agent, (A) if the Revolving Issuing Bank has honored any full or partial drawing request under any Revolving Letter of Credit and such drawing has resulted in a Revolving LC Borrowing, or (B) if, as of the date that is five Business Days prior to the Revolving Maturity Date, any Revolving LC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately deposit in a blocked, interest bearing deposit account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the Revolving LC Obligations as of such date plus any accrued and unpaid interest thereon. Such cash collateral shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Moneys in such account (including any interest accrued thereon) shall be applied by the Administrative Agent to reimburse the Revolving Issuing Bank for Revolving LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Revolving LC Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Obligations representing greater than 50% of the total LC Obligations), shall be applied to satisfy other Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (including any interest accrued thereon), to the extent not applied as aforesaid, shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. The Borrowers shall also provide cash collateral for Revolving Letters of Credit as provided in Section 2.07.

(h)  Applicability of ISP and UCP. Unless otherwise expressly agreed by the Revolving Issuing Bank and the Borrowers when a Revolving Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Revolving Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Revolving Letter of Credit.

(i)  Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)  Revolving Letters of Credit Issued for Loan Parties other than a Borrower. Notwithstanding that a Revolving Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party other than a Borrower, the Borrowers shall be jointly and severally obligated to reimburse the Revolving Issuing Bank hereunder for any and all drawings under such Revolving Letter of Credit. The Borrowers hereby acknowledge that the issuance of Revolving Letters of Credit for the account of Loan Parties other than a Borrower inures to the benefit of the Borrowers, and that the businesses of the Borrowers derive substantial benefits from the businesses of such other Loan Parties.

(k)  Redesignation of Revolving Letters of Credit as LC Facility Letters of Credit. The Borrowers may redesignate, from time to time, upon written notice (together with a Letter of Credit Application addressed to the LC Facility Issuing Bank) to the Administrative Agent, the LC Facility Issuing Bank and the Revolving Issuing Bank, any Revolving Letter of Credit issued under this Section 2.04 as a LC Facility Letter of Credit issued under Section 2.19; provided that such notice shall only be effective if the conditions to the issuance of a LC Facility Letter of Credit under Section 2.19 are satisfied at the time of such redesignation. Subject to the immediately preceding sentence, five (5) Business Days after such notice is received by the Administrative Agent, the LC Facility Issuing Bank and the Revolving Issuing Bank, such Revolving Letter of Credit shall be, and shall be deemed to be for all purposes hereunder, an LC Facility Letter of Credit issued under Section 2.19 (including, without limitation, the obligation of the Administrative Agent to reimburse the LC Facility Issuing Bank of any unreimbursed LC Disbursements with respect to such redesignated Letter of Credit from each LC Facility Lender’s Credit-Linked Deposit).

SECTION 2.05  Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with the Administrative Agent and designated by such Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of a Revolving LC Disbursement as provided in Section 2.04(c) shall be remitted by the Administrative Agent to the Revolving Issuing Bank.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing within 24 hours of the time such Lender is required to make such Loan pursuant to Section 2.03, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in its sole discretion, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06  Interest Elections. (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower was requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

(c)  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.03:

(i)  the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)  whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)  if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)  Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)  If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrowers, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.07  Termination and Reduction of Commitments. (a) Unless previously terminated in accordance with the terms hereof, (i) the Term Loan Commitments shall automatically terminate at 5:00 p.m., New York City time, on the Closing Date, (ii) the Revolving Commitments shall automatically terminate on the Revolving Maturity Date, (iii) the Revolving LC Commitment shall automatically terminate on the last day of the Revolving LC Availability Period and (iv) the LC Facility LC Commitment shall automatically terminate on the last day of the LC Facility Availability Period.

(b)  In the event and on such occasion that any Net Cash Proceeds are received by or on behalf of Parent, any Borrower or any Subsidiary in respect of any Reduction Event, the Term Loans shall be prepaid no later than the fifth Business Day following the occurrence of such Reduction Event (or in the case of a Reduction Event described in clause (a) of the definition of the term “Reduction Event”, on or before the fifth Business Day of the month following the month in which such sale occurs) by an amount equal to (i) if such Reduction Event is an event described in clause (a), (b), (c) or (e) of the definition of the term “Reduction Event”, 100% of the Net Cash Proceeds received with respect to such Reduction Event and (ii) if such Reduction Event is an event described in clause (d) or (f) of the definition of the term “Reduction Event”, 50% of the Net Cash Proceeds received with respect to such Reduction Event, and, to the extent the amount of any prepayment required pursuant to clause (i) or (ii) above exceeds the aggregate amount of (A) Term Loans then outstanding, the Revolving Loans shall be prepaid (but no reduction in the Revolving Commitments shall be required) and unreimbursed LC Disbursements shall be reimbursed and (B) Term Loans, Revolving Loans and unreimbursed LC Disbursements then outstanding, the Letters of Credit shall be cash collateralized in accordance with the terms of Sections 2.04(g) and 2.19(j), with such cash collateral being applied on a pro rata basis among the aggregate undrawn Letters of Credit, in each case, on or before the date that the Term Loan is required to be prepaid under this Section 2.07(b) by an amount equal to such excess, provided that any Net Cash Proceeds from an Asset Sale that is a Reduction Event shall not be applied to prepay Term Loans and, if applicable, to prepay Revolving Loans, reimburse unreimbursed LC Disbursements and cash collateralize Letters of Credit, in accordance with this Section 2.07(b) until the aggregate amount of Net Cash Proceeds not yet applied in accordance with this Section 2.07(b) exceeds $1,000,000, at which time all such Net Cash Proceeds shall be so applied.

Notwithstanding the foregoing,

(x)(i) if Net Cash Proceeds from an Asset Sale relating to Restaurant Businesses (other than any Refranchising Asset Sale), when combined with all other such events occurring in any fiscal year of the Parent and its Subsidiaries, results in aggregate Net Cash Proceeds of not more than $10,000,000 for such fiscal year, to the extent that the Borrower applies the Net Cash Proceeds from such event (or a portion thereof) within 270 days after receipt of such Net Cash Proceeds to acquire Reinvestment Assets, then no prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of LC Disbursements and cash collateralization of Letters of Credit, shall be required pursuant to this Section 2.07(b) in respect of such amount except to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans (but no reduction in the Revolving Commitments shall be required), reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required in an amount equal to such Net Cash Proceeds that have not been so applied; provided that Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly (and in any event no later than the fifth Business Day of the month following the month in which such Net Cash Proceeds were received) following receipt of any Net Cash Proceeds of an Asset Sale relating to Restaurant Businesses (other than any Refranchising Asset Sale) for which a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, may be required pursuant to this Section 2.07(b) setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds;

(ii) if Net Cash Proceeds from a Refranchising Asset Sale, when combined with all other such events occurring in any fiscal year of the Parent and its Subsidiaries period, results in aggregate Net Cash Proceeds of not more than $10,000,000 for such fiscal year, to the extent that the Borrower applies the Net Cash Proceeds from such event (or a portion thereof) within 270 days after receipt of such Net Cash Proceeds to acquire Reinvestment Assets, then no prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required pursuant to this Section 2.07(b) in respect of such amount except to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans (but no reduction in the Revolving Commitments shall be required), reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required in an amount equal to such Net Cash Proceeds that have not been so applied, provided that Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly (and in any event no later than the fifth Business Day of the month following the month in which such Net Cash proceeds were received) following receipt of any Net Cash Proceeds of a Refranchising Asset Sale for which a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, may be required pursuant to this Section 2.07(b) setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds; and

(iii) if Net Cash Proceeds from an Asset Sale pursuant to a sale-leaseback arrangement permitted by Section 6.03, when combined with all other such events occurring in any fiscal year of the Parent and its Subsidiaries, results in aggregate Net Cash Proceeds of not more than $10,000,000 for such fiscal year, to the extent that the Borrower applies the Net Cash Proceeds from such event (or a portion thereof) within 270 days after receipt of such Net Cash Proceeds to acquire Reinvestment Assets, then no prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required pursuant to this Section 2.07(b) in respect of such amount except to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans (but no reduction in the Revolving Commitments shall be required), reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required in an amount equal to such Net Cash Proceeds that have not been so applied; provided that Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly (and in any event no later than the fifth Business Day of the month following the month in which such Net Cash proceeds were received) following receipt of any Net Cash Proceeds of an Asset Sale pursuant to a sale-leaseback arrangement permitted by Section 6.03 for which a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, may be required pursuant to this Section 2.07(b) setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds; and

(y) in the case of any event described in clause (b) of the definition of the term “Reduction Event” which exceeds the dollar thresholds set forth therein, if the Borrower applies the Net Cash Proceeds from such event (or a portion thereof) within 270 days after receipt of such Net Cash Proceeds to acquire Reinvestment Assets, then no prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required pursuant to this Section 2.07(b) in respect of such amount except to the extent of any such Net Cash Proceeds therefrom that have not been so applied by the end of such 270-day period, at which time a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans (but no reduction in the Revolving Commitments shall be required), reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required in an amount equal to such excess Net Cash Proceeds that have not been so applied, provided that Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly (and in any event within five Business Days) following receipt of any Net Cash Proceeds of any such Reduction Event for which a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, may be required pursuant to this Section 2.07(b) setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds; and

(z) in the case of any event described in clause (d) of the definition of the term “Reduction Event”, no prepayment of Term Loans or prepayment of Revolving Loans or reimbursement of unreimbursed LC Disbursements or cash collateralization of Letters of Credit shall be required pursuant to this Section 2.07(b) except to the extent that such Reduction Event, when combined with all other such events, occurring after the Closing Date, results in aggregate Net Cash Proceeds in excess of $100,000,000 and then a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans (but no reduction in the Revolving Commitments shall be required), reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, shall be required pursuant to this Section 2.07(b) only to the extent of such excess, provided that Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly (and in any event within five Business Days) following receipt of any Net Cash Proceeds of an equity issuance or capital contribution that is a Reduction Event for which a prepayment of Term Loans and, if applicable, prepayment of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralization of Letters of Credit, may be required pursuant to this Section 2.07(b) setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds.

(c)  Following the end of each fiscal year of the Borrowers commencing with the fiscal year ending December 26, 2007, the Term Loans shall be prepaid in an aggregate amount equal to ECF Percentage of Excess Cash Flow for such fiscal year and, to the extent the amount of such required prepayment exceeds the aggregate amount of (i) Term Loans then outstanding, the Revolving Loans shall be prepaid (but no reduction in the Revolving Commitments shall be required) and unreimbursed LC Disbursements shall be reimbursed and (ii) Term Loans, Revolving Loans and unreimbursed LC Disbursements then outstanding, the Letters of Credit shall be cash collateralized in accordance with the terms of Sections 2.04(g) and 2.19(j), with such cash collateral being applied on a pro rata basis among the issued Revolving Letters of Credit and LC Facility Letters of Credit, in each case, by an amount equal to such excess for such fiscal year. Prepayments of Term Loans and, if applicable, prepayments of Revolving Loans, reimbursement of unreimbursed LC Disbursements and cash collateralizations of Letters of Credit pursuant to this paragraph shall be made on the date on which financial statements are delivered pursuant to Section 5.04 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event no later than 90 days after the end of such fiscal year).

(d)  Subject to adjustment pursuant to paragraph (e) and Section 2.09 hereof, the Term Loans shall be repaid (i) on the last Business Day of each month set forth below in an aggregate amount equal to the amount set forth opposite such month or (ii) in the case of the Term Loan Maturity Date, as to the outstanding principal balance thereof, on the Term Loan Maturity Date:

Date	Amount

March 2007	$650,000
June 2007	$650,000
September 2007	$650,000
December 2007	$650,000
March 2008	$650,000
June 2008	$650,000
September 2008	$650,000
December 2008	$650,000
March 2009	$650,000
June 2009	$650,000
September 2009	$650,000
December 2009	$650,000
March 2010	$650,000
June 2010	$650,000
September 2010	$650,000
December 2010	$650,000
March 2011	$650,000
June 2011	$650,000
September 2011	$650,000
December 2011	$650,000
Term Loan Maturity Date	Entire Outstanding Principal Amount of the Term Loans

(e)  Any prepayments of the Term Loans pursuant to Section 2.07(b) or 2.07(c) shall be applied to reduce the scheduled repayments of Term Loans to be made pursuant to paragraph (d) ratably.

(f)  Upon at least three Business Days’ prior irrevocable written or telecopy notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Revolving Commitments; provided, however, that (i) each partial reduction of the Revolving Commitments shall be in an integral multiple of $1,000,000 and in a minimum amount of $5,000,000 and (ii) the Total Revolving Commitment shall not be reduced to an amount that is less than the Aggregate Credit Exposure at the time.

(g)  Each reduction in the Revolving Commitments hereunder shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.08  Repayment of Loans; Evidence of Debt. (a) The Borrowers hereby jointly and severally unconditionally promise to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of the Revolving Issuing Bank and/or each Revolving Lender, as the case maybe, all Revolving LC Disbursements that have not been reimbursed or converted into Revolving Loans and (iii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of each Term Loan of such Lender on the Term Loan Maturity Date.

(b)  Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(e)  Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note, substantially in the form of Exhibit D, payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.09  Prepayment; Optional Reduction of Credit Linked Deposits. (a) The Borrowers shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part (A) with respect to Eurodollar Borrowings, upon at least three Business Days’ prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent before 12:00 noon, New York City time or (B) with respect to ABR Borrowings, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) on or prior to the date of prepayment to the Administrative Agent before 12:00 noon, New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $100,000 and not less than (X) $5,000,000 in the case of Eurodollar Borrowings or (Y) $1,000,000 in the case of ABR Borrowings. Any prepayments of the Term Loans pursuant to this Section 2.09 shall be applied to reduce the scheduled repayments of Term Loans to be made pursuant to Section 2.07(d) ratably.

(b)  Reserved;

(c)  In the event of any termination of all the Revolving Commitments, the Borrowers shall prepay all outstanding Revolving Borrowings and unreimbursed Revolving LC Disbursements and replace or cash collateralize all outstanding Revolving Letters of Credit on the date of such termination. In the event of any partial reduction of the Revolving Commitments, then (i) at or prior to the effective date of such reduction, the Administrative Agent shall notify the Borrowers and the Lenders of the Aggregate Credit Exposure after giving effect thereto and (ii) if the Aggregate Credit Exposure would exceed the Total Revolving Commitment after giving effect to such reduction, then the Borrowers shall, on the date of such reduction and in an amount sufficient to eliminate such excess, first, prepay Revolving Loans and unreimbursed Revolving LC Disbursements (if any) and, second, to the extent of any remaining excess (after the prepayment of Revolving Loans), replace outstanding Revolving Letters of Credit or deposit an amount in cash in a cash collateral account established with the Collateral Agent for the benefit of the Secured Parties on the same terms as those set forth in Section 2.04(g).

(d)  Each notice of prepayment shall specify the Borrowing or Borrowings to be prepaid, the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrowers to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.09 shall be subject to Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.09 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

(e)  The Borrowers may, at any time, direct the Administrative Agent to reduce the Total Credit-Linked Deposits, in whole or in part, upon at least three Business Days’ irrevocable written notice, to the Administrative Agent specifying the date and amount of such reduction; provided that (i) any such reduction shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $250,000 in excess thereof; and (ii) no such reduction shall be permitted if, after giving effect to such reduction, the LC Facility LC Obligations would exceed the Total Credit-Linked Deposits. For the avoidance of doubt, the Borrowers shall not direct the Administrative Agent to reduce the Total Credit-Linked Deposits if, after giving effect to such reduction, the aggregate LC Facility LC Obligations would exceed the aggregate Total Credit-Linked Deposits. In the event the Credit-Linked Deposits shall be reduced in accordance with the foregoing, the Administrative Agent will return all amounts in the Credit-Linked Deposit Account in excess of the reduced Credit-Linked Deposits to the LC Facility Lenders, ratably in accordance with their Applicable Percentages of the Total Credit-Linked Deposits and the Borrowers shall pay to Administrative Agent, for the benefit of the parties entitled thereto, all accrued and unpaid interest, fees and other amounts due in respect of the Credit-Linked Deposits so returned.

SECTION 2.10  Fees. (a) The Borrowers agree to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee (the “Commitment Fee”), which shall accrue at a rate equal to the Applicable Rate per annum on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the Closing Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the Closing Date. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Revolving Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Obligations of such Revolving Lender.

(b)  The Borrowers agree to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee (a “Revolving Letter of Credit Fee”) with respect to such Revolving Lender’s participations in Revolving Letters of Credit, which shall accrue at a rate per annum equal to the Applicable Rate with respect to Revolving Letter of Credit Fees on the average daily amount of such Revolving Lender’s Revolving LC Obligations (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements and any portion thereof attributable to reimbursed Revolving LC Disbursements included in clause (c) of the definition of “Revolving LC Obligations”) during the period from and including the Closing Date to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any Revolving LC Obligations, and (ii) to the Revolving Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the Revolving LC Obligations (excluding any portion thereof attributable to unreimbursed Revolving LC Disbursements and any portion thereof attributable to reimbursed Revolving LC Disbursements included in clause (c) of the definition of “Revolving LC Obligations”) during the period from and including the Closing Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any Revolving LC Obligations, as well as the Revolving Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Revolving Letter of Credit or processing of drawings thereunder. Revolving Letter of Credit Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Revolving Issuing Bank pursuant to this paragraph shall be payable within five days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)  The Borrowers agree to pay (i) to the Administrative Agent for the account of each LC Facility Lender a participation fee (a “LC Facility Participation Fee”) which shall accrue at a rate per annum equal to the Adjusted LIBO Rate for an Interest Period of thirty (30) days, plus 2.25%, on the average daily amount of such LC Facility Lender’s Credit-Linked Deposits during the period from and including the Closing Date to but excluding the date on which such LC Facility Lender’s Credit-Linked Deposit is returned to it, and (ii) to the LC Facility Issuing Bank a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Facility LC Obligations (excluding any portion thereof attributable to unreimbursed LC Facility LC Disbursements and any portion thereof attributable to reimbursed LC Facility LC Disbursements included in clause (c) of the definition of “LC Facility LC Obligations”) during the period from and including the Closing Date to but excluding the date on which the LC Facility Lenders’ Credit-Linked Deposits are returned to them, as well as the LC Facility Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any LC Facility Letter of Credit or processing of drawings thereunder. Any LC Facility Participation Fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Credit-Linked Deposits are returned to the LC Facility Lenders and any such fees accruing after the date on which the Credit-Linked Deposits are returned to the LC Facility Lenders shall be payable on demand. Any other fees payable to the LC Facility Issuing Bank pursuant to this paragraph shall be payable within five days after demand. All LC Facility Participation Fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Any investment return on Credit-Linked Deposits actually received by a LC Facility Lender in respect of its Credit-Linked Deposit pursuant to Section 2.20(b) shall be credited to the amount of LC Facility Participation Fee owed by the Borrowers to such LC Facility Lender in respect of such LC Facility Lender’s Credit-Linked Deposits.

(d)  The Borrowers agree to pay to Administrative Agent, for its own account, a deposit investment fee (a “Deposit Investment Fee”) with respect to its agreement to invest the Credit-Linked Deposits in accordance with Section 2.20(b), which Deposit Investment Fee shall accrue at the rate per annum equal the rate previously agreed to between the Administrative Agent and the Borrowers on the average daily amount of the Total Credit-Linked Deposits during the period from and including the Closing Date to but excluding any date on which the Credit-Linked Deposits are returned to the LC Facility Lenders. Deposit Investment Fees accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date; provided that all such fees shall be payable on the date on which the Credit-Linked Deposits are returned to the LC Facility Lenders and any such fees accruing after the date on which the Credit-Linked Deposits are returned to the LC Facility Lenders shall be payable on demand. All Deposit Investment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Deposit Investment Fee may be paid by the Administrative Agent deducting the amount of the Deposit Investment Fee from the returns earned on the investment of Credit-Linked Deposits under Section 2.20(b).

(e)  The Borrower shall pay to the Arranger and the Administrative Agent for their own respective accounts fees in the amounts and at the times as separately agreed upon between the Borrowers and the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(f)  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to any Issuing Bank, in the case of fees payable to it) for distribution, in the case of facility fees and participation fees, to the Lenders, except that the fees payable to the Arranger and the Administrative Agent pursuant to Section 2.10(d) shall be paid directly to such Person. Fees paid shall not be refundable under any circumstances.

SECTION 2.11  Interest. (a) The Loans constituting each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)  The Loans constituting each Eurodollar Borrowing shall bear interest, at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrowers hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(d)  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.12  Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)  the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)  the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

SECTION 2.13  Increased Costs. (a) If any Change in Law shall:

(i)  impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank; or

(ii)  impose on any Lender or any Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)  If any Lender or any Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)  Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.14  Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.17, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof. For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 2.14, each Lender shall be deemed to have funded each Eurodollar Loan made by it at the LIBO Rate used in determining the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

SECTION 2.15  Taxes. (a) Any and all payments by or on account of any obligation of the Borrowers hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if a Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)  In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  The Borrowers shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrowers hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)  Except for an assignment pursuant to Section 9.04(b)(vi), any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrowers as will permit such payments to be made without withholding or at a reduced rate. In the case of an assignment pursuant to Section 9.04(b)(vi), such properly completed and executed documentation shall instead be delivered to the assigning Lender.

(f)  If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to the Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that the Borrowers, upon the request of the Administrative Agent or such Lender, agree to repay the amount paid over to any Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrowers or any other person.

SECTION 2.16  Payments Generally, Pro Rata Treatment, Sharing of Setoffs. (a) Each Loan Party shall make each payment required to be made by them hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) or under any other Loan Document prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without condition or deduction for setoff, defense, recoupment or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Administrative Agent’s Office, except payments to be made directly to the relevant Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.13, 2.14, 2.15 and 9.03 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b)  (i) Subject to Section 2.16(b)(ii) below, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, outstanding Letters of Credit, interest and fees then due hereunder, such funds shall be applied (A) first, to the payment of fees, indemnities, expenses and other amounts payable to the Administrative Agent in its capacity as such, (B) second, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, (C) third, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of such principal and unreimbursed LC Disbursements then due to such parties, (D) fourth, towards the cash collateralization of undrawn Letters of Credit by depositing cash in an account with the Administrative Agent on the terms set forth in Section 2.04(g) and Section 2.19(j), on a pro rata basis among the aggregate undrawn Letters of Credit, and (E) fifth, to all other Obligations then due and owing.

(ii) After the exercise of remedies provided for in Article VII (or after the Loans have automatically become immediately due and payable and the Revolving LC Obligations and the LC Facility LC Obligations have automatically been required to be cash collateralized as set forth in Article VII), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order (A) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and the Collateral Agent) payable to the Administrative Agent and/or the Collateral Agent in their capacity as such, (B) second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest, commitment fees and Letter of Credit fees) payable to the Lenders and the Issuing Banks (including fees, charges and disbursements of counsel to the respective Lenders and the Issuing Bank), ratably among them in proportion to the respective amounts described in this clause (B) payable to them, (C) third, to payment of that portion of the Obligations constituting accrued and unpaid fees and interest on the Loans, and unreimbursed LC Obligations and in respect of the other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause (C) payable to them, (D) fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and unreimbursed LC Disbursements and to cash collateralize the aggregate undrawn amount of Letters of Credit, ratably among the Administrative Agent, the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (D) held by them, (E) fifth, to all other Obligations then due and owing and (F) sixth, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by applicable law.

(c)  If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest or fees on any of its Revolving Loans, Term Loans or participations in LC Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans, and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall notify the Administrative Agent thereof and purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements of other Lenders, or make such other adjustments as shall be equitable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest and fees on their respective Revolving Loans, Term Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrowers or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)  Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in its sole discretion, in reliance upon such assumption, distribute to the Lenders or the relevant Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the relevant Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.17  Mitigation Obligations, Replacement of Lenders. (a) If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable commercial efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)  If any Lender requests compensation under Section 2.13, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrowers may, at their sole expense and effort (but, in the case of a Lender that defaults in its obligation to fund Loans hereunder, without any obligation of the Borrowers to pay the costs or expenses of assignment incurred by such Lender) upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and/or Credit-Linked Deposits, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction (either currently or prospectively) in such compensation or payments, (iv) except in the case of a Lender that defaults in its obligation to fund Loans hereunder, the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 9.04(b) and (v) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

SECTION 2.18  Covenant of Collateral Agent. (a) In connection with any permitted Asset Sale and promptly following the reasonable written request of Parent or a Borrower, the Collateral Agent will execute and deliver documents prepared by Parent or a Borrower and appropriate under local law, to release any mortgage, filing under the Uniform Commercial Code of the applicable state or other security interest arising under any Loan Document, as to any asset to be sold under such permitted Asset Sale.

(b)  Promptly following the written reasonable request of Parent or a Borrower from time to time, Collateral Agent will execute and deliver documents: (i) to consent to, or subordinate any mortgage, filing under the Uniform Commercial Code of the applicable state, or other security interest arising under any Loan Document to, any Permitted Real Estate Lien that Parent or such Borrower determines, in the exercise of its reasonable business judgment, is in the interest of Parent or such Borrower’s business on any Mortgaged Property and (ii) required in connection with the subdivision of any Mortgaged Property.

SECTION 2.19  LC Facility Letters of Credit. (a) The LC Facility. Subject to the terms and conditions set forth herein, (A) the LC Facility Issuing Bank agrees, in reliance upon the agreements of the LC Facility Lenders set forth in this Section 2.19, (1) from time to time on any Business Day during the LC Facility Availability Period, to issue LC Facility Letters of Credit for the account of either Borrower or any other Loan Party, and to amend LC Facility Letters of Credit previously issued by it, in accordance with Section 2.19(c) below, and (2) to honor drawings by beneficiaries under the LC Facility Letters of Credit; and (B) each of the LC Facility Lenders severally agrees to participate in LC Facility Letters of Credit issued for the account of a Borrower or other Loan Party and any drawings thereunder; provided that after giving effect to any LC Facility LC Credit Extension with respect to any LC Facility Letter of Credit, (x) the LC Facility LC Obligations shall not exceed the lesser of (I) $40,000,000 and (II) the Total Credit-Linked Deposits at such time and (y) no Default or Event of Default shall have occurred and be then continuing. Each request by a Borrower for the issuance or amendment of a LC Facility Letter of Credit shall be deemed to be a representation by such Borrower that the LC Facility LC Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, a Borrower’s ability to obtain LC Facility Letters of Credit shall be fully revolving, and accordingly such Borrower may, during the foregoing period, obtain LC Facility Letters of Credit to replace LC Facility Letters of Credit that have expired or that have been drawn upon and reimbursed.

(b)  Certain Conditions to Issuance, Etc. (i) The LC Facility Issuing Bank shall not issue any LC Facility Letter of Credit, if: (A) subject to Section 2.19(c)(iv), the expiry date of such requested LC Facility Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required LC Facility Lenders have approved such expiry date; or (B) the expiry date of such requested LC Facility Letter of Credit would occur after the date that is five Business Days prior to the Term Loan Maturity Date, unless all the LC Facility Lenders have approved such expiry date.

(ii) The LC Facility Issuing Bank shall not be under any obligation to issue any LC Facility Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the LC Facility Issuing Bank from issuing such LC Facility Letter of Credit, or any law applicable to the LC Facility Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the LC Facility Issuing Bank shall prohibit, or request that the LC Facility Issuing Bank refrain from, the issuance of letters of credit generally or such LC Facility Letter of Credit in particular or shall impose upon the LC Facility Issuing Bank with respect to such LC Facility Letter of Credit any restriction, reserve or capital requirement (for which the LC Facility Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the LC Facility Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the LC Facility Issuing Bank in good faith deems material to it; (B) the issuance of such LC Facility Letter of Credit would violate one or more policies of the LC Facility Issuing Bank; (C) except as otherwise agreed by the Administrative Agent and the LC Facility Issuing Bank, such LC Facility Letter of Credit is in an initial stated amount less than $100,000, provided that this subclause (C) shall not apply if 30 or fewer Letters of Credit are outstanding as of the date of issuance of such Letter of Credit; (D) such LC Facility Letter of Credit is to be denominated in a currency other than dollars; (E) such LC Facility Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or (F) a default of any LC Facility Lender’s obligations to fund under Section 2.19(d) exists or any LC Facility Lender has failed to fund any portion of the participations in LC Facility LC Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless, in any such case, the LC Facility Issuing Bank has entered into satisfactory arrangements with the applicable Borrower or such LC Facility Lender to eliminate the LC Facility Issuing Bank’s risk with respect to such LC Facility Lender.

(iii) The LC Facility Issuing Bank shall not amend any LC Facility Letter of Credit if the LC Facility Issuing Bank would not be permitted at such time to issue such LC Facility Letter of Credit in its amended form under the terms hereof.

(iv) The LC Facility Issuing Bank shall be under no obligation to amend any LC Facility Letter of Credit if (A) the LC Facility Issuing Bank would have no obligation at such time to issue such LC Facility Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such LC Facility Letter of Credit does not accept the proposed amendment to such LC Facility Letter of Credit.

(v) The LC Facility Issuing Bank shall act on behalf of the LC Facility Lenders with respect to any LC Facility Letters of Credit issued by it and the documents associated therewith, and the LC Facility Issuing Bank shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article VIII with respect to any acts taken or omissions suffered by the LC Facility Issuing Bank in connection with LC Facility Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such LC Facility Letters of Credit as fully as if the term “Administrative Agent” as used in Article VIII included the LC Facility Issuing Bank with respect to such acts or omissions, and (B) as additionally provided herein with respect to the LC Facility Issuing Bank.

(c)  Procedures for Issuance and Amendments of LC Facility Letters of Credit; Auto-Extension Letters of Credit.

(i)  Each LC Facility Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the LC Facility Issuing Bank (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of such Borrower. Such LC Facility Letter of Credit Application must be received by the LC Facility Issuing Bank and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and the LC Facility Issuing Bank may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a LC Facility Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Facility Issuing Bank: (A) the proposed issuance date of the requested LC Facility Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) that such requested Letter of Credit is an LC Facility Letter of Credit and (H) such other matters as the LC Facility Issuing Bank may reasonably require. In the case of a request for an amendment of any outstanding LC Facility Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the LC Facility Issuing Bank: (A) the LC Facility Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the LC Facility Issuing Bank may reasonably require. Additionally, the applicable Borrower shall furnish to the LC Facility Issuing Bank and the Administrative Agent such other documents and information pertaining to such requested LC Facility Letter of Credit issuance or amendment, including any Issuer Documents, as the LC Facility Issuing Bank or the Administrative Agent may reasonably require.

(ii)  Promptly after receipt of any Letter of Credit Application, the LC Facility Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the LC Facility Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the LC Facility Issuing Bank has received written notice from any Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable LC Facility Letter of Credit, that one or more applicable conditions contained in Section 4.01 shall not then be satisfied, then, subject to the terms and conditions hereof, the LC Facility Issuing Bank shall, on the requested date, issue a LC Facility Letter of Credit for the account of the applicable Borrower or other Loan Party or enter into the applicable amendment, as the case may be, in each case in accordance with the LC Facility Issuing Bank’s usual and customary business practices. Immediately upon the issuance of each LC Facility Letter of Credit, each LC Facility Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Facility Issuing Bank a risk participation in such LC Facility Letter of Credit in an amount equal to the product of such LC Facility Lender’s Applicable Percentage times the amount of such LC Facility Letter of Credit, all as further described in Section 2.19(d) below.

(iii)  Promptly after its delivery of any LC Facility Letter of Credit or any amendment to a LC Facility Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the LC Facility Issuing Bank will also deliver to the Borrower and the Administrative Agent a true and complete copy of such LC Facility Letter of Credit or amendment.

(iv)  If the Borrowers so request in any applicable Letter of Credit Application, the LC Facility Issuing Bank may, in its sole and absolute discretion, agree to issue an Auto-Extension Letter of Credit; provided that any such Auto-Extension Letter of Credit must permit the LC Facility Issuing Bank to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “LC Facility Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the LC Facility Issuing Bank, the Borrowers shall not be required to make a specific request to the LC Facility Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the LC Facility Lenders shall be deemed to have authorized (but may not require) the LC Facility Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the date that is five Business Days prior to the Term Loan Maturity Date; provided, however, that the LC Facility Issuing Bank shall not permit any such extension if (A) the LC Facility Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the LC Facility Non-Extension Notice Date (1) from the Administrative Agent that the Required LC Facility Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or any Borrower that one or more of the applicable conditions specified in Section 4.01 is not then satisfied, and in each such case directing the LC Facility Issuing Bank not to permit such extension.

(d)  Participations of LC Facility Lenders in LC Facility Letters of Credit. On the date of issuance of each LC Facility Letter of Credit, without any further action on the part of the LC Facility Issuing Bank or any LC Facility Lender, the LC Facility Issuing Bank hereby grants to each LC Facility Lender, and each LC Facility Lender hereby acquires from the LC Facility Issuing Bank, a risk participation in each such LC Facility Letter of Credit equal to such LC Facility Lender’s Applicable Percentage of the aggregate maximum amount available to be drawn under such LC Facility Letter of Credit. Each LC Facility Lender shall deposit with the Administrative Agent its Credit-Linked Deposit in the full amount of its LC Facility Commitment on the Closing Date. Except as expressly provided for herein, such deposits shall be irrevocable and no LC Facility Lender shall have any right to withdraw any of its Credit-Linked Deposit. Each LC Facility Lender hereby irrevocably, absolutely and unconditionally agrees that if the LC Facility Issuing Bank makes a LC Facility LC Disbursement which is not reimbursed by the relevant Borrower(s) when due as provided in Section 2.19(f) or is required to refund any reimbursement payment in respect of a LC Facility LC Disbursement to any Borrower for any reason, the Administrative Agent shall reimburse the LC Facility Issuing Bank for such LC Facility Lender’s Applicable Percentage of the amount of such LC Facility LC Disbursement from such LC Facility Lender’s Credit-Linked Deposit on deposit in the Credit-Linked Deposit Account.

(e)  LC Facility Lender Obligations Absolute. Each LC Facility Lender acknowledges and agrees that its obligation to acquire and fund participations in respect of LC Facility Letters of Credit pursuant to the preceding clause (d) is, and shall be, irrevocable, absolute and unconditional and shall not be affected by any circumstance whatsoever, including (A) any setoff, counterclaim, recoupment, defense or other right which such LC Facility Lender may have against the LC Facility Issuing Bank, the Borrowers or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) any amendment, renewal or extension of any LC Facility Letter of Credit not prohibited under this Agreement, (D) any return of the Credit-Linked Deposits to the LC Facility Lenders or (E) any other occurrence, event or condition, whether or not similar to any of the foregoing, and that any payment made by such LC Facility Lender shall be made without any offset, abatement, withholding or reduction whatsoever. Without limiting the foregoing, each LC Facility Lender irrevocably authorizes the LC Facility Issuing Bank to apply amounts of its Credit-Linked Deposit as provided in Section 2.19(d).

(f)  Drawings and Reimbursements, Funding of Participations under LC Facility; Repayment of Participations.

(i)  Upon receipt from the beneficiary of any LC Facility Letter of Credit of any notice of a drawing under such LC Facility Letter of Credit, the LC Facility Issuing Bank shall notify the applicable Borrower and the Administrative Agent thereof. The Borrowers shall reimburse the LC Facility Issuing Bank through the Administrative Agent in an amount equal to the amount of such drawing not later than 12:00 noon on the date of any payment by the LC Facility Issuing Bank under a LC Facility Letter of Credit (each such date, an “LC Facility Honor Date”), if the Borrowers have received notice of such drawing (and the amount of such drawing) prior to 10:00 a.m. on such LC Facility Honor Date, or, if such notice has not been received by the Borrowers prior to such time on such LC Facility Honor Date, then not later than 12:00 noon on (A) the Business Day that the Borrowers receive such notice, if such notice is received prior to 10:00 a.m. on the day of receipt, or (B) the Business Day immediately following the day that such Borrower receives such notice, if such notice is not received prior to 10:00 a.m. on the day of receipt, in each case together with interest accrued on such LC Facility LC Disbursement from the date such LC Facility LC Disbursement is made to the date of reimbursement at the rate set forth in Section 2.19(g) below. To the extent that a payment of an LC Facility LC Disbursement is made from the Credit Linked Deposit pursuant to Section 2.19(f)(ii) below, such payment shall not constitute payment thereof by the Borrowers and the Borrowers shall remain obligated to pay the amount of such LC Facility LC Disbursement to the Administrative Agent for the account of the LC Facility Lenders. Any notice given by the Issuing Bank or the Administrative Agent pursuant to this Section 2.19(f)(i) may be given by telephone if immediately confirmed in writing; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse the LC Facility Issuing Bank and the LC Facility Lenders with respect to any such LC Facility LC Disbursement nor the LC Facility Lenders’ obligations to participate in such LC Facility Letter of Credit.

(ii)  If the Borrowers fail to make any payment due under subparagraph (i) of this Section 2.19(f) with respect to an LC Facility LC Disbursement, the Administrative Agent shall notify each LC Facility Lender of the amount of the applicable unreimbursed LC Facility LC Disbursement (an “Unreimbursed Amount”) and such LC Facility Lender’s Applicable Percentage thereof, and the Administrative Agent shall pay to the LC Facility Issuing Bank each LC Facility’s Lender’s Applicable Percentage of such Unreimbursed Amount from such LC Facility Lender’s Credit-Linked Deposit prior to 1:00 p.m. New York City time on the Business Day immediately following the date such payment was due. Any payment of an LC Facility LC Disbursement from the Credit Linked Deposit shall not constitute payment thereof by the Borrowers and the Borrowers shall remain obligated to pay the amount of such LC Facility LC Disbursement to the Administrative Agent for the account of the LC Facility Lenders. Promptly following receipt by the Administrative Agent of any payment pursuant to subparagraph (i) of this Section 2.19(f) in respect of any LC Facility LC Disbursement (prior to any payment to the LC Facility Issuing Bank pursuant to the immediately preceding sentence), the Administrative Agent shall distribute such payment to the LC Facility Issuing Bank.

(iii)  Notwithstanding the foregoing, to the extent any amount is on deposit in a cash collateral account pursuant to Section 2.19(j), upon receipt by the Administrative Agent of notice of any LC Facility LC Disbursement, the Administrative Agent shall (A) notify each LC Facility Lender of the applicable LC Facility LC Disbursement and such LC Facility Lender’s Applicable Percentage thereof, (B) promptly pay to the LC Facility Issuing Bank each LC Facility Lender’s Applicable Percentage of such LC Facility LC Disbursement from such LC Facility Lender’s Credit-Linked Deposit by 1:00 p.m. on the date such payment is due and (C) promptly pay to each LC Facility Lender its Applicable Percentage of such amount by depositing such amount into the Credit-Linked Deposit Account on behalf of each LC Facility Lender, in each case, in an aggregate up to the lesser of (i) the amount of the LC Facility LC Disbursement, and (ii) the amount of cash collateral pursuant to Section 2.19(j).

(iv)  At any time after the LC Facility Issuing Bank has made a payment under any LC Facility Letter of Credit and has received from any LC Facility Lender such LC Facility Lender’s Applicable Percentage of the relevant Unreimbursed Amount in respect of such payment in accordance with Section 2.19(f)(ii), if the Administrative Agent receives for the account of the LC Facility Issuing Bank any payment in respect of the related LC Facility LC Disbursement or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of cash collateral applied thereto by the Administrative Agent), the Administrative Agent will deposit into the Credit-Linked Deposit Account on behalf of such LC Facility Lender its Applicable Percentage thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such LC Facility Lender’s Applicable Percentage of the relevant Unreimbursed Amount was outstanding) in the same funds as those received by the Administrative Agent.

(v)  If any payment received by the Administrative Agent for the account of the LC Facility Issuing Bank pursuant to Section 2.19(f)(i) is required to be returned under any of the circumstances set forth in this Agreement (including pursuant to any settlement entered into by the LC Facility Issuing Bank in its discretion) and the Administrative Agent is unable to reimburse the LC Facility Issuing Bank under clause (ii) of this Section 2.19(f), each LC Facility Lender shall pay to the Administrative Agent for the account of the LC Facility Issuing Bank its Applicable Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such LC Facility Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the LC Facility Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(vi)  For the avoidance of doubt, each Borrower hereby jointly and severally unconditionally promises to pay to LC Facility Issuing Bank and/or the LC Facility Lenders, as applicable, for each drawing under each LC Facility Letter of Credit (including, without limitation, for each LC Facility LC Disbursement) at the times and in the manner described in this Section 2.19 (but in no event later than the Term Loan Maturity Date).

(g)  Interim Interest. If the LC Facility Issuing Bank shall make any LC Facility LC Disbursement, then, unless the Borrowers shall reimburse such LC Facility LC Disbursement in full on the date such LC Facility LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Facility LC Disbursement is made to but excluding the date that the Borrowers reimburse such LC Facility LC Disbursement, at the sum of (i) Adjusted LIBO Rate for an Interest Period of thirty (30) days, plus (ii) 2.25%, plus (iii) 2% per annum (net of any LC Facility Participation Fees paid for such period but only if and to the extent paid on that portion of the Credit-Linked Deposits used to fund such LC Facility LC Disbursement). Interest accrued pursuant to this paragraph shall be payable on demand (and, in any event, on the Term Loan Maturity Date) and paid to the account specified by the Administrative Agent for the account of the LC Facility Issuing Bank, except that interest accrued on and after the date of payment from the Credit-Linked Deposit of any LC Facility Lender to reimburse the LC Facility Issuing Bank shall be for the account of such LC Facility Lender to the extent of such payment.

(h)  Obligations Absolute. The obligation of the Borrowers to reimburse the LC Facility Issuing Bank and/or the LC Facility Lenders, as applicable, for each drawing under each LC Facility Letter of Credit (including, without limitation, for each LC Facility LC Disbursement) as provided in this Section 2.19 shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)  any lack of validity or enforceability of such LC Facility Letter of Credit, this Agreement, or any other Loan Document;

(ii)  the existence of any claim, counterclaim, setoff, defense or other right that either Borrower or any Loan Party may have at any time against any beneficiary or any transferee of such LC Facility Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the LC Facility Issuing Bank or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such LC Facility Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)  any draft, demand, certificate or other document presented under such LC Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such LC Facility Letter of Credit;

(iv)  any payment by the LC Facility Issuing Bank under such LC Facility Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such LC Facility Letter of Credit; or any payment made by the LC Facility Issuing Bank under such LC Facility Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such LC Facility Letter of Credit, including in connection with any proceeding under any Debtor Relief Law; or

(v)  any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, either Borrower or any Subsidiary.

(i)  Role of LC Facility Issuing Bank. Each LC Facility Lender and each Borrower agree that, in paying any drawing under a LC Facility Letter of Credit, the LC Facility Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the LC Facility Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the person executing or delivering any such document. None of the LC Facility Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Facility Issuing Bank shall be liable to any LC Facility Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the LC Facility Lenders or the Required LC Facility Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any LC Facility Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any LC Facility Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude either Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the LC Facility Issuing Bank, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the LC Facility Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.19(h); provided, however, that anything in such clauses to the contrary notwithstanding, each Borrower may have a claim against the LC Facility Issuing Bank, and the LC Facility Issuing Bank may be liable to either Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by such Borrower which such Borrower proves were caused by the LC Facility Issuing Bank’s willful misconduct or gross negligence or the LC Facility Issuing Bank’s willful failure to pay under any LC Facility Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a LC Facility Letter of Credit. In furtherance and not in limitation of the foregoing, the LC Facility Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the LC Facility Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a LC Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(j)  Cash Collateral. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required LC Facility Lenders demanding the deposit of cash collateral pursuant to this paragraph (provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to a Borrower described in clause (g) or (h) of Article VII) or (ii) upon the request of the Administrative Agent, (A) if the LC Facility Issuing Bank has honored any full or partial drawing request under any LC Facility Letter of Credit and such drawing has resulted in an LC Facility LC Disbursement, or (B) if, as of the date that is five Business Days prior to the Term Loan Maturity Date, any LC Facility LC Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately deposit in a blocked, interest bearing deposit account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Facility LC Obligations as of such date plus any accrued and unpaid interest thereon. Such cash collateral shall be held by the Administrative Agent as collateral for the payment and performance of the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Moneys in such account (including any interest accrued thereon) shall be applied by the Administrative Agent to reimburse the LC Facility Issuing Bank for LC Facility LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the LC Facility LC Obligations at such time or, if the maturity of the Loans has been accelerated shall be applied to satisfy other Obligations. If the Borrowers are required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (including any interest accrued thereon), to the extent not applied as aforesaid, shall be returned to the Borrowers within three Business Days after all Events of Default have been cured or waived. The Borrowers shall also provide cash collateral for LC Facility Letters of Credit as provided in Section 2.07.

(k)  Applicability of ISP. Unless otherwise expressly agreed by the LC Facility Issuing Bank and the Borrowers when a LC Facility Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of (i) the ISP shall apply to each standby LC Facility Letter of Credit and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial LC Facility Letter of Credit.

(l)  Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(m)  LC Facility Letters of Credit Issued for Loan Parties other than a Borrower. Notwithstanding that a LC Facility Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Loan Party other than a Borrower, the Borrowers shall be jointly and severally obligated to reimburse the LC Facility Issuing Bank hereunder for any and all drawings under such LC Facility Letter of Credit. The Borrowers hereby acknowledge that the issuance of LC Facility Letters of Credit for the account of Loan Parties other than a Borrower inures to the benefit of the Borrowers, and that the businesses of the Borrowers derive substantial benefits from the businesses of such other Loan Parties.

(n)  Redesignation of LC Facility Letters of Credit as Revolving Letters of Credit. The Borrowers may redesignate, from time to time, upon written notice (together with a Letter of Credit Application addressed to the Revolving Issuing Bank) to the Administrative Agent, the LC Facility Issuing Bank and the Revolving Issuing Bank, any LC Facility Letter of Credit issued under this Section 2.19 as a Revolving Letter of Credit issued under Section 2.04; provided that such notice shall only be effective if the conditions to the issuance of a Revolving Letter of Credit under Section 2.04 are satisfied at the time of such redesignation. Subject to the immediately preceding sentence, five (5) Business Days after such notice is received by the Administrative Agent, the LC Facility Issuing Bank and the Revolving Issuing Bank, such LC Facility Letter of Credit shall be, and shall be deemed to be for all purposes hereunder, a Revolving Letter of Credit issued under Section 2.04 (including, without limitation, the obligation of the Revolving Lenders to reimburse the Revolving Issuing Bank of any unreimbursed LC Disbursements with respect to such redesignated Letter of Credit).

SECTION 2.20  Credit-Linked Deposit Account. (a) The Credit-Linked Deposits shall be held by the Administrative Agent in the Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Credit-Linked Deposit Account or any other right or power with respect to the Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each LC Facility Lender in respect of its participation in LC Facility Letters of Credit shall be satisfied in full upon the funding of its Credit-Linked Deposit.

(b)  Each of the Administrative Agent, the LC Facility Issuing Bank and each LC Facility Lender hereby acknowledges and agrees that each LC Facility Lender is funding its Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 2.19 hereof. The Administrative Agent has agreed to invest the Credit-Linked Deposits which are actually on deposit in the Credit-Linked Deposit Account from time to time (after giving effect to any application of Credit-Linked Deposits to fund unreimbursed LC Facility LC Disbursements) so as to endeavor to earn a return (subject to clause (e) below) for the LC Facility Lenders equal to the Adjusted LIBO Rate for an interest period of thirty (30) days (reset daily). Each LC Facility Lender’s Applicable Percentage of interest accrued through and including the last day of March, June, September and December of each year shall be payable on the first Business Day following such last day, commencing on the first such date to occur after the Closing Date, and on each other day that the LC Facility Participation Fee is required to be paid pursuant to Section 2.10(c). The Administrative Agent waives its right to setoff against the Credit-Linked Deposits with respect to obligations of the Lenders not arising under this Credit Agreement or the other Loan Documents.

(c)  The Borrowers shall have no right, title or interest in or to the Credit-Linked Deposits and no obligations with respect thereto, it being acknowledged and agreed by the parties hereto that the making of the Credit-Linked Deposits by the LC Facility Lenders, the provisions of this Section 2.20 and the application of the Credit-Linked Deposits in the manner contemplated by Section 2.19 constitute agreements among the Administrative Agent, the LC Facility Issuing Bank and each LC Facility Lender with respect to the funding obligations of each LC Facility Lender in respect of its participation in LC Facility Letters of Credit and do not constitute any loan or extension of credit to any Borrower. Any payment of an LC Facility LC Disbursement from the Credit Linked Deposit shall not constitute payment thereof by the Borrowers and the Borrowers shall remain obligated to pay the amount of such LC Facility LC Disbursement to the Administrative Agent for the account of the LC Facility Lenders.

(d)  Subject to Section 2.09(e), each LC Facility Lender’s Credit-Linked Deposit remaining on deposit in the Credit-Linked Deposit Account will be returned to such LC Facility Lender on the first date on or after the Term Loan Maturity Date on which the LC Facility LC Obligations have been permanently reduced to zero.

(e)  If, for any date of determination of the Adjusted LIBO Rate the Administrative Agent, shall have determined (which determination shall be conclusive and binding on each LC Facility Lender) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall give notice thereof to the LC Facility Lenders and until such notice has been withdrawn, the Credit-Linked Deposits on deposit in the Credit-Linked Deposit Account shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(f)  The Administrative Agent shall maintain a register including a subaccount for each LC Facility Lender, in which such register and such subaccounts (taken together) shall be recorded (i) the amount of each Credit-Linked Deposit, (ii) the amount of LC Facility LC Disbursements and amounts payable pursuant to Section 2.19 in respect of each such Credit-Linked Deposit and (iii) the amount of any reductions to the Total Credit-Linked Deposits and the reduction in the amount of Credit-Linked Deposits of each LC Facility Lender as a result thereof and the amount of any sum received by the Administrative Agent hereunder for the account of the LC Facility Lenders and each LC Facility Lender’s share thereof. The entries in the such register shall be conclusive, in the absence of manifest error.

(g)  In the event that, notwithstanding the intent of the parties hereto, it is held by a court of competent jurisdiction that the Credit-Linked Deposit Account and/or the Credit-Linked Deposits are an asset of any Borrower, each Borrower hereby grants to the Administrative Agent, for the benefit of the Administrative Agent, the LC Facility Issuing Bank and the LC Facility Lenders, a security interest in and lien upon the Credit-Linked Deposit Account, the Credit-Linked Deposits and all products and proceeds thereof as collateral security for the prompt payment in full of all LC Facility LC Obligations. In the event that, notwithstanding the intent of the parties hereto, it is held by a court of competent jurisdiction that the Credit-Linked Deposit Account and/or the Credit-Linked Deposits are an asset of any Borrower, the Borrowers jointly and severally promise to repay to the Administrative Agent, for the benefit of the LC Facility Lenders, the aggregate amount of the Credit-Linked Deposits on the first date on or after the Term Loan Maturity Date on which the LC Facility LC Obligations have been permanently reduced to zero (without giving effect to clause (c) of the definition of LC Facility LC Obligations).

SECTION 2.21  Failure to Satisfy Conditions Precedent; Obligations of the Lenders Several. (a) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Event set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(b) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit and to make payments pursuant to Section 9.03(c) are several and not joint. The failure of any Lender to make any Loan, deposit any Credit-Linked Deposit, to fund any such participation or to make any payment under Section 9.03(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loans, to deposit its Credit-Linked Deposit, to purchase its participation or to make its payment under Section 9.03(c).

ARTICLE III.

Representations and Warranties

Each of Parent, Denny’s Holdings, DFO and the Borrowers represents and warrants to the Administrative Agent, the Collateral Agent, each Issuing Bank and each of the Lenders that:

SECTION 3.01  Organization; Powers. Each of Parent, the Borrowers and the Subsidiaries (a) is a corporation or limited liability company, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrowers, to borrow hereunder.

SECTION 3.02  Authorization. The execution, delivery and performance by each Loan Party of each of the Loan Documents, the Borrowings and other extensions of credit hereunder and the transactions contemplated by the Loan Documents (collectively, the “Transactions”) (a) have been duly authorized by all requisite corporate and, if required, stockholder or member action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Parent, any Borrower or any Subsidiary, (B) any order of any Governmental Authority or (C) any provision of any indenture, agreement or other instrument to which Parent, any Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Parent, any Borrower or any Subsidiary (other than any Lien created hereunder or under the Security Documents).

SECTION 3.03  Enforceability. This Agreement has been duly executed and delivered by Parent, Denny’s Holdings, DFO and each Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against such Loan Party in accordance with its terms.

SECTION 3.04  Governmental and Third Party Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for (a) the filing of Uniform Commercial Code financing statements and filings with the United States Patent and Trademark Office and the United States Copyright Office, (b) recordation of the Mortgages or amendments thereto, (c) customary filings of the Parent with the SEC on or after the Closing Date to satisfy its disclosure obligations with respect to the Transactions, and (d) such as have been made or obtained and are in full force and effect. No consent or approval of, registration or filing with or any other action by any party with whom any Loan Party has entered into material agreements and/or instruments by which such Loan Party or any of its properties may be bound is or will be required in connection with the Transactions.

SECTION 3.05  Financial Statements. Parent has heretofore furnished to the Lenders its consolidated balance sheets, statements of income and cash flows (i) as of and for the fiscal year ended December 28, 2005, which have been audited by and accompanied by the opinion of KPMG LLP, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 27, 2006, certified by its chief financial officer. Such financial statements present fairly the financial condition and results of operations and cash flows of Parent and the consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose, as and to the extent required by GAAP, all material liabilities, direct or contingent, of Parent and the consolidated Subsidiaries as of the dates thereof and, as of such dates, there were no other material liabilities, direct or contingent, of Parent or the Subsidiaries, except as disclosed in the Confidential Information Memorandum. The financial statements referred to in this Section 3.05 were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of the financial statements referred in clause (ii) above, to normal year-end audit adjustments. To the best knowledge of the Loan Parties, no Internal Control Event exists or has occurred since December 28, 2005 that has resulted in or could reasonably be expected to result in a misstatement in any material respect, in any financial information delivered or to be delivered to the Administrative Agent or the Lenders, of (i) covenant compliance calculations provided under the Existing Credit Agreement or hereunder or (ii) the assets, liabilities, financial condition or results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis.

SECTION 3.06  No Material Adverse Change. There has been no material adverse change in the business, assets, operations, properties, condition (financial or otherwise), liabilities (including potential environmental and employee health and safety liabilities and other contingent liabilities), prospects or material agreements of Parent, the Borrowers and the Subsidiaries, taken as a whole, since December 28, 2005.

SECTION 3.07  Title to Properties, Possession Under Leases. (a) Each of Parent, the Borrowers and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets (including the Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

(b)  Each of Parent, the Borrowers and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of Parent, the Borrowers and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases, subject to the rights of subtenants and assignees, as applicable.

(c)  Except as set forth on Schedule 3.07(c), none of the Loan Parties has received any notice of, or has any knowledge of, any pending or contemplated condemnation proceeding affecting the Mortgaged Property or any sale or disposition thereof in lieu of condemnation.

(d)  None of Parent, the Borrowers or the Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.

SECTION 3.08  Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all Subsidiaries and the percentage ownership interest of Parent, any Borrower or any Subsidiary therein. The Equity Interests so indicated on Schedule 3.08 are fully paid and non-assessable and are owned by Parent, a Borrower or a Subsidiary free and clear of all Liens.

SECTION 3.09  Litigation; Compliance with Laws. (a) Except as set forth on Schedule 3.09, there are not any actions, suits, investigations or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Parent or any Borrower, threatened against or affecting Parent, any Borrower or any Subsidiary or any business, property or rights of any such person (i) that involve any Loan Document or the Transactions or (ii) that have had or are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

(b)  None of Parent, the Borrowers or any of the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Material Adverse Effect.

(c)  The construction of, and the operation of the businesses at, each of the Mortgaged Properties is in material compliance with all applicable laws.

SECTION 3.10  Agreements; No Default. (a) None of Parent, the Borrowers or any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)  None of Parent, the Borrowers or any Subsidiary is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect.

(c)  No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

SECTION 3.11  Federal Reserve Regulations. (a) None of Parent, the Borrowers or any of the Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b)  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

SECTION 3.12  Investment Company Act, Public Utility Holding Company Act, Federal Power Act. None of Parent, the Borrowers or any Subsidiary is (a) an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 2005; or (c) subject to regulation as a "public utility" under the Federal Power Act, as amended.

SECTION 3.13  [RESERVED]

SECTION 3.14  Tax Returns. Each of Parent, the Borrowers and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it (except for any non-material state, local or foreign returns) and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which Parent, the Borrowers or such Subsidiary, as applicable, shall have set aside on its books adequate reserves.

SECTION 3.15  No Material Misstatements. None of (a) the Confidential Information Memorandum or (b) any other information, report, financial statement, exhibit or schedule furnished by or on behalf of Parent or the Borrowers to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole together with any other information (including the Confidential Information Memorandum) so furnished, contained, contains or will contain any material misstatement of fact or omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not misleading; provided that to the extent that such information was subsequently replaced, prior to the Closing Date, by other information expressly correcting such earlier information (and the Administrative Agent and Lenders were expressly informed by or on behalf of Parent or the Borrowers that such other information was correcting such earlier information), the foregoing representation does not apply to such earlier information.

SECTION 3.16  Employee Benefit Plans. Each of Parent, the Borrowers and their ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in material liability of Parent, the Borrowers or any of their ERISA Affiliates. The present value of all benefit liabilities under each Plan (based on those assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed by more than $5,000,000 the fair market value of the assets of such Plan (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due), and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) did not, as of the last annual valuation dates applicable thereto, exceed by more than $5,000,000 the fair market value of the assets (assuming the accrual of contributions for the current or immediately preceding Plan year not yet due) of all such underfunded Plans.

SECTION 3.17  Environmental Matters. Except as set forth in Schedule 3.17:

(a)  the properties owned or operated by Parent, the Borrowers and the Subsidiaries (the “Properties”) do not contain any Hazardous Materials in amounts or concentrations which (i) constitute, or constituted a violation of, (ii) require Remedial Action under, or (iii) could otherwise give rise to liability under, Environmental Laws, which violations, Remedial Actions and liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(b)  the Properties and all operations of Parent, the Borrowers and the Subsidiaries are in compliance, and in the last five years have been in compliance, with all Environmental Laws, and all necessary Environmental Permits have been obtained and are in effect, except to the extent that such non-compliance or failure to obtain any necessary permits, in the aggregate, could not reasonably be expected to result in a Material Adverse Effect;

(c)  there have been no Releases or threatened Releases at, from, under or proximate to the Properties or otherwise in connection with the operations of Parent, the Borrowers or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

(d)  none of Parent, the Borrowers or any of the Subsidiaries has received any notice of an Environmental Claim in connection with the Properties or the operations of Parent, the Borrowers or the Subsidiaries or with regard to any person whose liabilities for environmental matters Parent, the Borrowers or the Subsidiaries has retained or assumed, in whole or in part, contractually, by operation of law or otherwise, which, in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do Parent, the Borrowers or the Subsidiaries have reason to believe that any such notice will be received or is being threatened; and

(e)  Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in a manner that could give rise to liability under any Environmental Law, nor have Parent, the Borrowers or the Subsidiaries retained or assumed any liability, contractually, by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

SECTION 3.18  Insurance. Schedule 3.18 sets forth a true, complete and correct description of all insurance maintained by Parent or any Borrower or by Parent or any Borrower for the Subsidiaries as of the Closing Date. As of each such date, such insurance is in full force and effect and all premiums have been duly paid. Parent, the Borrowers and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

SECTION 3.19  Security Documents. (a) The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Pledged Collateral (as defined in the Guarantee and Collateral Agreement) and, when the Pledged Collateral is delivered to the Collateral Agent, the Guarantee and Collateral Agreement shall constitute a fully perfected and first priority Lien on, and security interest in, all right, title and interest of the pledgors thereunder in such Pledged Collateral, in each case prior and superior in right to any other person.

(b)  The Guarantee and Collateral Agreement is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as defined in the Guarantee and Collateral Agreement) and, when financing statements in appropriate form are filed in the offices specified on Schedule 6 to the Perfection Certificate, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such Collateral (other than the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a lien, pursuant to applicable law, may only be perfected by a filing with the United States Patent and Trademark Office or the United States Copyright Office), as to which perfection is effected through the filing of such financing statements, in each case prior and superior in right to any other person, other than with respect to Liens expressly permitted by Section 6.02.

(c)  When the Guarantee and Collateral Agreement is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Guarantee and Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property (as defined in the Guarantee and Collateral Agreement) in which a lien, pursuant to applicable law, may only be perfected by a filing with the United States Patent and Trademark Office or the United States Copyright Office, in each case prior and superior in right to any other person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Closing Date).

(d)  Each Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when filed in the offices specified on Schedule 3.19(d) with respect thereto, each Mortgage shall constitute a fully perfected Lien on, and security interest in, the Mortgaged Property thereunder and the proceeds thereof, in each case prior and superior in right to any other person, other than with respect to the rights of persons pursuant to Liens expressly permitted by Section 6.02.

SECTION 3.20  Labor Matters. As of the Closing Date, there are no strikes, lockouts or slowdowns against Parent, any Borrower or any Subsidiary pending or, to the knowledge of Parent or any Borrower, threatened. The hours worked by and payments made to employees of Parent, each Borrower and each Subsidiary have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters (except for any violations that, individually or in the aggregate, would not be material). All payments due from Parent, any Borrower or any Subsidiary, or for which any claim may be made against Parent, any Borrower or such Subsidiary, on account of wages and employee health and welfare insurance and other benefits (except for any payments or claims that, individually or in the aggregate, if not paid, would not be material), have been paid or accrued as a liability on the books of Parent, any Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Parent, any Borrower or any Subsidiary is bound.

SECTION 3.21  Solvency. Immediately after the consummation of the Transactions to occur on the Closing Date and immediately following the making of each Loan made on the Closing Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) in each case the present fair saleable value of (i) the property of each Borrower and (ii) the business of Parent and the Subsidiary Loan Parties, taken as a whole, will be greater than the amount that will be required to pay its probable liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

SECTION 3.22  Intellectual Property. Each of Parent, the Borrowers and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by Parent, the Borrowers and the Subsidiaries does not infringe upon the rights of any other person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE IV.

Conditions of Lending

The obligations of the Lenders to make Loans and of any Issuing Bank to issue Letters of Credit hereunder are subject to the satisfaction of the following conditions:

SECTION 4.01  All Credit Events. The obligations of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit (each such event being called a “Credit Event”), is subject to the satisfaction of the following conditions:

(a)  The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Sections 2.04 or 2.19.

(b)  The representations and warranties set forth in Article III shall be true and correct on and as of the date of such Credit Event with the same effect as though made on and as of such date (before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom), except to the extent such representations and warranties expressly relate to an earlier date, including those with a corresponding schedule, in which case the representations and warranties that expressly relate to an earlier date shall have been true and correct as of such earlier date.

(c)  The Borrowers and each other Loan Party shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed, and at the time of and immediately after such Credit Event, no Event of Default or Default shall have occurred and be continuing.

Each Credit Event shall be deemed to constitute a representation and warranty by Parent and each Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

SECTION 4.02  Conditions of Initial Credit Event. With respect to only the initial Credit Event occurring on the Closing Date, the obligations of the Lenders to make Loans and to fund the Credit Linked Deposits and of any Issuing Bank to issue Letters of Credit hereunder, except as set forth in the Post-Closing Letter, shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)  The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i)  from each party hereto either (A) a counterpart of this Agreement and each other Loan Document to which such party is a signatory signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and each other Loan Document to which such party is a signatory;

(ii)  a note in the form of Exhibit D executed by the Borrowers in favor of each Lender requesting a note;

(iii)  a solvency certificate, from the chief financial officer or treasurer of each of the Borrowers and in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, together with such other evidence reasonably requested by the Administrative Agent or the Lenders, confirming the solvency of such Borrower and its subsidiaries after giving effect to the transactions contemplated hereby;

(iv)  a favorable written opinion of Alston & Bird LLP, counsel for Parent, Denny’s Holdings and the Borrowers, substantially as set forth in Exhibit G, (A) dated the Closing Date, (B) addressed to the Issuing Banks, the Administrative Agent, the Collateral Agent and the Lenders and (C) covering such other matters relating to the Loan Documents and the Transactions as the Administrative Agent and the Lenders shall reasonably request, including that consummation of the transactions contemplated hereby shall not (1) violate any applicable law, statute, consent decree, rule or regulation or (2) conflict with, or result in a default or event of default under, any material agreement of Parent or any of its Subsidiaries, and Parent and the Borrowers hereby request such counsel to deliver such opinions;

(v)  a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.02 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement and to name the Collateral Agent as additional insured, in form and substance satisfactory to the Administrative Agent and the Lenders;

(vi)  (A) a copy of the certificate or articles of incorporation, including all amendments thereto, of each Loan Party, certified as of a recent date by the Secretary of State of the state of its organization, and a certificate as to the good standing of each Loan Party as of a recent date, from such Secretary of State; (B) a certificate of the Secretary or Assistant Secretary of each Loan Party substantially as set forth in Exhibit H dated the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (2) below, (2) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrowers, the Borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (3) that the certificate or articles of incorporation of such Loan Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (A) above, and (4) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party; (C) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to (B) above; and (D) such other documents as the Lenders, the Issuing Banks or Bingham McCutchen LLP, counsel for the Administrative Agent, may reasonably request;

(vii)  a certificate, dated the Closing Date and signed by a Financial Officer of Parent, confirming compliance with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01;

(viii)  a completed Perfection Certificate dated the Closing Date and signed by an executive officer or Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Lenders that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released; and

(ix)  a Borrowing Request signed by the applicable Borrower pursuant to Section 2.03(b).

(b)  There shall have been no event or circumstance since December 28, 2005 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.

(c)  (i) The Collateral and Guarantee Requirement shall have been satisfied, (ii) all filing and recording fees and taxes shall have been duly paid, (iii) the Borrowers shall have delivered, and caused each Loan Party to deliver, to the Collateral Agent all certificates representing Equity Interests required to be pledged pursuant to the Collateral and Guarantee Requirement (other than the Equity Interests in La Mirada Enterprises No. 1, Inc.) and (iv) the Collateral Agent, for the ratable benefit of the Lenders, shall have a fully perfected first priority Lien on, and security interest in, the Collateral.

(d)  All requisite Governmental Authorities and third parties shall have approved or consented to the transactions contemplated hereby to the extent required or deemed advisable by the Administrative Agent and its counsel (and such approvals shall be in full force and effect).

(e)  There shall be no action, suit, investigation or proceeding, actual or, to the knowledge of Parent, Denny’s Holdings, the Borrowers or any of the Subsidiaries, threatened, in any court or before any arbitrator or Governmental Authority that, individually or in the aggregate, (i) has a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

(f)  All Loans and Letters of Credit shall be in full compliance with the provisions of the Regulations of the Board, including Regulation U or Regulation X.

(g)  After giving effect to the consummation of the Transactions and the other transactions contemplated hereby, Parent and the Subsidiaries shall have no outstanding Indebtedness or preferred stock other than (i) the loans and other extensions of credit under this Agreement, (ii) the 10% Senior Notes, and (iii) other Indebtedness permitted under Section 6.01, which is set forth in Schedule 6.01 and (iv) the shares of Series A Junior Preferred stock of Simeus Holdings, Inc. held by Denny’s Holdings. The amounts, terms and conditions of all Indebtedness, including intercompany Indebtedness and Capital Lease Obligations, to remain outstanding after the Closing Date (including terms and conditions relating to the interest rate, fees, amortization, maturity, prepayment requirements, mandatory call or redemption features, sinking funds, security, subordination (if any), covenants, events of default and remedies) shall be satisfactory in all respects to the Administrative Agent and the Lenders.

(h)  The Administrative Agent and the Lenders shall be satisfied as to the amount and nature of all material actual or contingent liabilities (including but not limited to environmental and employee health and safety exposures to which Parent and the Subsidiaries may be subject), after giving effect to the transactions contemplated hereby and with the plans of the Borrowers with respect thereto.

(i)  The Administrative Agent and the Lenders shall be satisfied that (i) each of Parent, the Borrowers and the Subsidiaries will be able to meet its obligations under all employee and retiree welfare plans, (ii) the defined contribution and defined benefit plans of Parent, Denny’s Holdings, the Borrowers and their ERISA Affiliates are, in all material respects, funded in accordance with the minimum statutory requirements, (iii) no “reportable event” (as defined in ERISA, but excluding events for which reporting has been waived) has occurred as to any such employee benefit plan and (iv) no termination of, or withdrawal from, any such employee benefit plan has occurred or is contemplated that could reasonably be expected to result in a material liability.

(j)  The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses required to be reimbursed or paid by the Borrowers hereunder or under any other Loan Document (including the fees and expenses of Bingham McCutchen LLP as sole outside counsel for the Administrative Agent and local counsel for the Administrative Agent) to the Administrative Agent or the applicable Lenders, as the case may be.

(k)  The Administrative Agent shall be satisfied that that this Agreement shall, except to the extent explicitly provided herein, be deemed to amend, restate and supersede the Existing Credit Agreement; provided that (i) the obligations of the parties under the Existing Credit Agreement and the grant of security interest in the Collateral by the Loan Parties made in connection with the Existing Credit Agreement shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement, (ii) all obligations under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents and (iii) all interest and fees and expenses, if any, owing or accruing under or in respect of the Existing Credit Agreement through the Closing Date shall be calculated as of the Closing Date (pro rated in the case of any fractional periods), and shall be paid on the Closing Date.

(l)  Substantially simultaneously with the initial Credit Event and using a portion of the proceeds of the Term Borrowing (i) the principal of and interest on all loans outstanding under, and all other amounts due with respect to, the Existing Second Lien Credit Documents shall be repaid in full, (ii) all commitments to lend under the Existing Second Lien Credit Documents shall be permanently terminated, (iii) all obligations under or relating to the Existing Second Lien Credit Documents and all security interests related thereto shall be discharged and (iv) the Administrative Agent shall receive satisfactory evidence of such repayment, termination and discharge.

(m)  Following the satisfaction of the other conditions precedent in this Section 4.02, the Total Credit-Linked Deposits from the LC Facility Lenders to be made on the Closing Date shall have been deposited with the Administrative Agent.

(n)  All legal matters incident to this Agreement, the Borrowings and extensions of credit hereunder and the other Loan Documents shall be satisfactory to the Lenders, to the Issuing Bank and to Bingham McCutchen LLP, counsel for the Administrative Agent.

Without limiting the generality of the provisions of Section 8.04, for purposes of determining compliance with the conditions specified in this Article IV, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

ARTICLE V.

Affirmative Covenants

Each of Parent, Denny’s Holdings, DFO and the Borrowers, covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, each of Parent, Denny’s Holdings, DFO and the Borrowers will, and will cause each of the Subsidiaries to:

SECTION 5.01  Existence, Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.05.

(b)  Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; maintain and operate such business in substantially the manner in which it is presently conducted and operated; comply in all material respects with all applicable laws, rules, regulations (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted; comply in all material respects with all material agreements and instruments by which it or any of its properties may be bound; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any Loan Party or any of its Subsidiaries may fulfill any of its material obligations hereunder or under any of the other Loan Documents to which such Loan Party or such Subsidiary is a party, such Loan Party will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all commercially reasonable steps within the power of such Loan Party or such Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Administrative Agent and the Lenders with evidence thereof.

SECTION 5.02  Insurance. Maintain with responsible and reputable insurance companies or associations insurance in such amounts and covering such risks as is consistent with prudent business practice for comparable companies in the industry or as otherwise are acceptable to the Administrative Agent in its discretion and such additional insurance as is required by applicable law; provided, however, that Parent, the Borrowers and the Subsidiaries may self-insure, pursuant to policies adopted by the Board of Directors of Parent and reviewed at least once annually, to the extent determined in good faith by senior management of Parent to be consistent with prudent business practice, in the best interest of Parent, the Borrowers and the Subsidiaries and not materially adverse to the rights and interests of the Lenders under this Agreement and the other Loan Documents.

SECTION 5.03  Obligations and Taxes. Pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies (other than any tax, assessment or governmental charge or levy in an amount less than $250,000, provided that the failure to pay or discharge the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise (other than any claim for an amount less than $250,000, provided that the failure to pay or discharge the same, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect) that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Parent and Borrowers, as applicable, shall have set aside on their books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien and, in the case of the Mortgaged Properties, there is no risk of forfeiture of such property.

SECTION 5.04  Financial Statements, Reports, etc. In the case of Parent, furnish to the Administrative Agent:

(a)  within 90 days (or within 5 days after any shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K) after the end of each fiscal year, its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows showing the financial condition of Parent and the consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by KPMG LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Parent and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)  within 45 days (or within 5 days after any shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q), after the end of each of the first three fiscal quarters of each fiscal year its consolidated balance sheets and related statements of operations, stockholders’ equity and cash flows showing the financial condition of Parent and the consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of Parent and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

(c)  Reserved;

(d)  concurrently with any delivery of financial statements under paragraph (a) or (b) above, a Compliance Certificate of a Financial Officer, substantially as set forth in Exhibit E, (i) opining on or certifying such statements and certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth (A)(w) the amount of Net Cash Proceeds received from each Asset Sale, the Net Cash Proceeds from which are to be applied to acquire Reinvestment Assets pursuant to Section 2.07(b), (x) the date of such Asset Sale, (y) the amount of such Net Cash Proceeds applied to acquire Reinvestment Assets during such period and the nature of such Reinvestment Assets (if any) and (z) the amount of such Net Cash Proceeds required to be applied to reduce the Loans and cash collaterize the Letters of Credit as set forth in Section 2.07(b), (B)(x) the amount of Net Cash Proceeds received from each equity issuance or capital contribution, (y) the date of such equity issuance or capital contribution and (z) the amount of such Net Cash Proceeds required to be applied to reduce the Loans and cash collateralize the Letters of Credit as set forth in Section 2.07(b) and (C) reasonably detailed calculations demonstrating compliance with Sections 6.10, 6.11, 6.12 and 6.13;

(e)  promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Parent or any Subsidiary with the SEC, or with any national securities exchange, or distributed to its shareholders, as the case may be;

(f)  not later than March 31 of each year, projections prepared by the management of Parent of statements concerning selected financial data (consisting of net sales, earnings before interest and taxes, working capital items, capital expenditures and depreciation), balance sheets, income statements and cash flow statements, on a quarterly basis, for such fiscal year; and

(g)  promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Parent, any Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

SECTION 5.05  Litigation and Other Notices. Furnish to the Administrative Agent, the Issuing Bank and each Lender prompt written notice of the following:

(a)  any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

(b)  the filing or commencement of, or any threat or notice of intention of any person to file or commence, any action, investigation, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against Parent, any Borrower or any Subsidiary that could reasonably be expected to result in a Material Adverse Effect;

(c)  the commencement of, or any material development in, any litigation, investigation or proceeding affecting any Loan Party or any Subsidiary thereof pursuant to any applicable Environmental Laws that could reasonably be expected to result in a Material Adverse Effect;

(d)  any material change in accounting policies (other than as disclosed or to be disclosed in public filings by Parent or any Subsidiary with the SEC) or financial reporting practices by any Loan Party or any Subsidiary thereof;

(e)  the determination by KPMG LLP (or other independent public accountants of recognized national standing providing the opinion required under Section 5.04(a)) (in connection with its preparation of such opinion) or any Loan Party’s determination at any time of the occurrence or existence of any Internal Control Event; and

(f)  any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 5.06  Employee Benefits. (a) Comply in all material respects with the applicable provisions of ERISA and the Code and (b) furnish to the Administrative Agent as soon as possible after, and in any event within 30 days after any Responsible Officer of Parent or any Borrower or any ERISA Affiliate knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event, could reasonably be expected to result in liability of Parent or any Subsidiary in an aggregate amount exceeding $5,000,000 or requiring payments exceeding $1,000,000 in any year, a statement of a Financial Officer of Parent setting forth details as to such ERISA Event and the action, if any, that Parent proposes to take with respect thereto.

SECTION 5.07  Maintaining Records, Access to Properties and Inspections. (a) Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of Parent, any Borrower or any Subsidiary at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of Parent, any Borrower or any Subsidiary with the officers thereof and independent accountants therefor.

SECTION 5.08  Use of Proceeds. Use the proceeds of (a) a portion of the Term Loans to prepay all amounts outstanding under the Existing Credit Agreement and the Existing Second Lien Credit Agreement, (b) a portion of the Term Loans to pay fees and expenses in connection with the transactions contemplated by this Agreement, and (c) the Revolving Loans and any remaining balance of the Term Loans for working capital and other general corporate purposes (which may include the payment of fees and expenses in connection with the transactions contemplated by this Agreement) and request the issuance of Letters of Credit to support payment obligations incurred in the ordinary course of business (including workers’ compensation insurance policies) by the Borrowers and their respective subsidiaries, including, on the Closing Date, to replace the Existing Letters of Credit or to support payment obligations in respect of the Existing Letters of Credit to the extent they are not replaced. The Total Credit-Linked Deposits are held by the Administrative Agent to support the issuance of LC Facility Letters of Credit.

SECTION 5.09  Compliance with Environmental Laws. Comply, and cause all lessees and other persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that none of Parent, the Borrowers or any of the Subsidiaries shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

SECTION 5.10  Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.09 shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to the Lenders within 60 days after such request, at the expense of the Borrowers, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action which any Loan Party could be reasonably expected to be legally obligated to undertake in connection with such properties.

SECTION 5.11  Additional Subsidiaries. If any additional Subsidiary is formed or acquired after the Closing Date, within three Business Days after such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

SECTION 5.12  Further Assurances. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

(b)  Notify the Administrative Agent and the Lenders of the acquisition of any material assets (including any real property or improvements thereto or any interest therein) acquired by the Borrower or any Subsidiary Loan Party after the Closing Date (other than assets constituting Collateral under the Guarantee and Collateral Agreement that become subject to the Lien of the Guarantee and Collateral Agreement upon acquisition thereof), and, if requested by the Administrative Agent or the Required Lenders, Parent and the Borrowers will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

(c)  Not later than 5 Business Days after the Closing Date, deliver to the Collateral Agent all certificates or other instruments representing all the Equity Interests of La Mirada Enterprises No. 1, Inc., together with stock powers or other instruments of transfer with respect thereto endorsed in blank.

SECTION 5.13  Cash Management Arrangements. As and to the extent provided in the Guarantee and Collateral Agreement, within 60 days of the Closing Date, establish and maintain cash management procedures, including restricted accounts, satisfactory to the Administrative Agent and enter into control agreements for the benefit of the Collateral Agent and the Administrative Agent, in form and substance satisfactory to the Administrative Agent, with respect to those deposit and investment accounts of Parent and its subsidiaries designated by the Administrative Agent.

SECTION 5.14  Mortgages on Specified Properties. Upon the request of the Administrative Agent at any time after December 31, 2007, not later than 20 days after any such request, deliver to the Administrative Agent (in recordable form) counterparts of duly executed Mortgages or amendments to existing Mortgages, as the case may be, with respect to all Specified Properties that were not sold by the relevant Loan Parties prior to December 31, 2007.

ARTICLE VI.

Negative Covenants

Each of Parent, Denny’s Holdings, DFO and the Borrowers covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all fees and all other expenses or amounts payable under any Loan Document have been paid in full and all Letters of Credit have been canceled or have expired and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, neither Parent nor Denny’s Holdings nor DFO nor the Borrowers will, nor will they cause or permit any of the Subsidiaries to:

SECTION 6.01  Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

(a)  Indebtedness existing on the Closing Date and set forth in Schedule 6.01;

(b)  Indebtedness arising hereunder or evidenced by the Loan Documents,

(c)  Indebtedness of the Parent and Denny’s Holding under the 10% Senior Notes Documents in an aggregate amount at any time outstanding not to exceed $175,000,000 less the aggregate amount of principal payments made with respect thereto and repurchases thereof by the Parent and/or its Subsidiaries (other than repurchases and refinancings permitted under Section 6.01(j));

(d)  Indebtedness incurred by Parent, any Borrower or any Subsidiary Loan Party subsequent to the Closing Date secured by purchase money Liens, provided that the aggregate amount of Indebtedness permitted under this Section 6.0 1(e) shall not exceed $10,000,000 at any one time outstanding;

(e)  Subject to Sections 6.10, and in addition to Indebtedness permitted under Section 6.01(d), Capital Lease Obligations entered into after the Closing Date;

(f)  Indebtedness arising subsequent to the Closing Date under (i) any purchasing card program established to enable headquarters and field staff of Parent or any Subsidiary Loan Party to purchase goods and supplies from vendors and (ii) any travel and entertainment card program established to enable headquarters and field staff of Parent or any Subsidiary Loan Party to make payments for expenses incurred related to travel and entertainment, provided that the aggregate amount of such Indebtedness shall not exceed $3,000,000 at any time outstanding;

(g)  Indebtedness arising from investments among Parent, any Borrower and any Subsidiary Loan Party that are permitted hereunder;

(h)  Indebtedness owed to the Administrative Agent or any of its banking Affiliates in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing house transfers of funds, provided that the aggregate principal amount of such Indebtedness shall not exceed $30,000,000 at any one time outstanding;

(i)  Indebtedness under interest rate protection agreements permitted by Section 6.16; and

(j)  (i) in the case of Parent, any Borrower or Subsidiary Loan Party with respect to Indebtedness described under paragraphs (a), (b), (d), (e), (f), (g), (h) or (i) of this Section 6.01 and (ii) in the case of Parent and Denny’s Holding, with respect to Indebtedness described in paragraph (c) of this Section 6.01:

(A)  all principal, interest, fees, reimbursement and indemnification amounts, and all other accruals and obligations under any renewals, extensions, modifications or refinancings, from time to time, of such Indebtedness, provided that such renewals, extensions, modifications and refinancings (i) do not increase the outstanding principal amount of the Indebtedness being renewed, extended, modified or refinanced, or shorten the maturity thereof to a date earlier than one year after the Term Loan Maturity Date, (ii) are otherwise on terms consistent with prudent business practice and then prevailing market practices and prices in the applicable geographic area and (iii) in the case of Indebtedness described in Section 6.01(c), is on terms and conditions acceptable to the Administrative Agent; and

(B)  additional unsecured Indebtedness not otherwise permitted by this Section 6.01 aggregating not more than $10,000,000 in principal amount at any one time outstanding.

SECTION 6.02  Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

(a)  Liens on property or assets of the Borrowers and Subsidiaries existing on the Closing Date and set forth in Schedule 6.02, provided that such Liens shall secure only those obligations which they secure on the Closing Date, and with respect to Liens existing on the property of the Borrowers or Subsidiary Loan Parties (other than the First-Tier Subsidiaries), extensions, renewals, refinancings or replacements thereof; provided, however, that no such extensions, renewals, refinancings or replacements will extend to or cover any property not theretofore subject to the Lien being extended, renewed, refinanced or replaced; and provided further that the Borrowers and Subsidiary Loan Parties (other than the First-Tier Subsidiaries) may substitute for the property subject to any such Lien other property with substantially the same Fair Market Value and not otherwise subject to the Lien of a Loan Document, so long as the property for which such substitution is made is fully and effectively released from such Lien;

(b)  any Lien created pursuant to any Indebtedness permitted under Section 6.01(e) and extensions, renewals, refinancings, or replacements thereof to the same extent permitted under paragraph (a) above;

(c)  Permitted Liens;

(d)  Liens in favor of the Administrative Agent, Collateral Agent and the Lenders; and

(e)  unperfected Liens on property of the Borrowers or Subsidiary Loan Parties (other than First-Tier Subsidiaries) in favor of other Borrowers or Subsidiary Loan Parties (other than First-Tier Subsidiaries) arising in connection with intercompany transactions among Borrowers or Subsidiary Loan Parties.

SECTION 6.03  Sale and Lease-Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer (other than pursuant to Section 6.05(c)) any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred; provided, however, that Parent, any Borrower or any Subsidiary may enter into such a transaction provided that the Fair Market Value of all property sold or transferred pursuant to such transactions since the Closing Date shall not exceed in the aggregate $25,000,000.

SECTION 6.04  Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other person, except:

(a)  investments by Parent, the Borrowers or the Subsidiaries existing on the Closing Date in the capital stock of their respective subsidiaries and investments existing on the Closing Date and set forth in Schedule 6.04;

(b)  Permitted Investments;

(c)  subject to Sections 6.06 and 6.14(a), (i) advances and loans made by any Subsidiary to Parent in the ordinary course of business consistent with past practices and (ii) advances and loans made by any Subsidiary to, and investments made by any Subsidiary in, any other Subsidiary that is a Borrower or a Subsidiary Loan Party in the ordinary course of business;

(d)  advances and loans made by Parent to any Borrower in the ordinary course of business so long as no Default or Event of Default shall have occurred and be continuing;

(e)  noncash consideration received from any sale, lease, transfer or other disposition of assets permitted under Section 6.05;

(f)  loans or advances to employees made in the ordinary course of business consistent with prudent business practice and in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

(g)  additional investments not otherwise permitted by this Section 6.04 in an aggregate amount not to exceed $3,000,000 after the Closing Date;

(h)  subject to Section 6.10, acquisitions of properties and related assets by means of investments in new operations, properties or franchises through the purchase or other acquisition of assets of any person or stock of new Subsidiary Loan Parties where any Borrower or any Subsidiary Loan Party making such purchase or acquisition determines in its prudent business judgment that such purchase or acquisition would be beneficial in lieu of making Consolidated Capital Expenditures, provided, that the properties or assets so purchased or acquired shall be operated under the Denny’s name; and

(i)  Permitted Senior Note Repurchases.

SECTION 6.05  Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person, except that:

(a)  Parent, any Borrower or any Subsidiary Loan Party may purchase and sell inventory, fixtures and equipment in the ordinary course of business consistent with past practices;

(b)  Parent, any Borrower or any Subsidiary Loan Party may sell or otherwise dispose of damaged, obsolete or worn out property, in each case in the ordinary course of business and consistent with past practice, provided that the aggregate Fair Market Value of all such assets disposed of pursuant to this clause (b) in any fiscal year shall not exceed $5,000,000;

(c)  Parent, any Borrower or any Subsidiary Loan Party may exchange real property, fixtures and improvements for other real property, fixtures and improvements, provided that any consideration (other than real property, fixtures and improvements) received by any Loan Party in connection with such exchanges is received by such Loan Party in cash;

(d)  subject to Section 6.14, any Subsidiary may sell, transfer or otherwise dispose of any of its assets to any Subsidiary Loan Party;

(e)  any Borrower or any Subsidiary Loan Party may sell, transfer, sell a franchise in or otherwise dispose of restaurants or property (including real property, improvements, fixtures and equipment) relating to current or former restaurants of such person (such restaurants and property are collectively referred to as “Restaurant Businesses”) for consideration equal to the Fair Market Value of the Restaurant Businesses sold, transferred or otherwise disposed of, provided that the aggregate Fair Market Value of all assets disposed of pursuant to this clause (e) shall not exceed $25,000,000 in any fiscal year;

(f)  any Subsidiary Loan Party (other than a First-Tier Subsidiary) may merge or consolidate with or transfer all or substantially all of its assets to any other Subsidiary Loan Party (other than a First-Tier Subsidiary);

(g)  any Borrower or any Subsidiary Loan Party may enter into a Refranchising Asset Sale;

(h)  Parent, any Borrower or any Subsidiary Loan Party may purchase, lease or otherwise acquire (in one transaction or a series of transactions) the assets of any other person in connection with its application or reinvestment of Net Cash Proceeds from any Reduction Event to the extent that such Reduction Event or the application or reinvestment of such proceeds does not result in a mandatory prepayment pursuant to Section 2.07(b);

(i)  in addition to any other purchases permitted under this Section 6.05, Parent, any Borrower or any Subsidiary Loan Party may purchase tangible assets useful in the conduct of restaurant operations and other business currently conducted by it and business activities reasonably incidental thereto with a Fair Market Value of up to $ 5,000,000 during any 12 month period following the Closing Date;

(j)  (i) any Borrower or any Subsidiary Loan Party (other than a First-Tier Subsidiary) may effect any transaction permitted by Section 6.04(h), (ii) the Parent, any Borrower or any Subsidiary may enter into sale-leaseback transactions permitted by Section 6.03, (iii) Parent and Denny’s Holdings may enter into transactions permitted by Section 6.08(a)(ii) and (iv) the Parent, any Borrower or any Subsidiary Loan Party may enter into transactions permitted by Section 6.08(a)(iv);

(k)  Parent, any Borrower or any Subsidiary Loan Party may sell the Specified Properties; provided that 100% of the Net Cash Proceeds of each sale of any of the Specified Properties shall be used to prepay Term Loans and, if applicable, to prepay Revolving Loans and cash collateralize Letters of Credit as if such sale was a Reduction Event described in clause (a) of the definition of the term “Reduction Event”, except that any such prepayment and, if applicable, cash collateralization shall occur on or before the fifth Business Day of the month following the month in which such sale occurs; provided further that, notwithstanding anything in this Agreement to the contrary, (i) none of the Net Cash Proceeds of any sale of any of the Specified Properties shall be used to acquire Reinvestment Assets and (ii) Parent shall deliver to the Administrative Agent a certificate of a Financial Officer promptly following receipt of any Net Cash Proceeds (and in any event no later than the fifth Business Day of the month following the month in which such Net Cash Proceeds were received) of a sale of any of the Specified Properties setting forth a reasonably detailed calculation of the amount of such Net Cash Proceeds;

provided, however, that any sale, transfer, exchange or other disposition of assets (x) permitted by clause (b), (c), (e), or (k) above shall not be permitted unless such disposition is for Fair Market Value and (y) shall be for at least 60% cash consideration; provided that dispositions permitted by clause (k) shall not be permitted unless such disposition is for at least 90% cash consideration.

SECTION 6.06  Dividends and Distributions, Restrictions on Ability of Subsidiaries to Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) subject to Section 6.14 and so long as no Default or Event of Default has occurred and is continuing, any Subsidiary may declare and pay dividends or make other distributions, loans or advances to Parent or Denny’s Holdings at such times and in such amounts as shall be necessary to permit Parent and Denny’s Holdings to pay (A) scheduled interest as and when due in respect of Indebtedness permitted by Sections 6.01(c), (B) to make Permitted Senior Notes Repurchases permitted by Section 6.08(a)(ii)(A) and (C) liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities, in an aggregate amount not to exceed $1,000,000 per fiscal year, (ii) subject to Section 6.14, any Subsidiary may declare and pay dividends or make other distributions to the Borrowers or to any Subsidiary Loan Parties (other than Parent or Denny’s Holdings), and (iii) Parent may declare and distribute to its stockholders a dividend comprised of rights to purchase preferred stock and/or common stock of Parent, provided that (A) such rights are issued and distributed to Parent’s stockholders pursuant to the Rights Agreement, dated as of December 15, 1998, between Denny’s and Continental Stock Transfer and Trust Company, as Rights Agent, as amended through the Closing Date and (B) no Default or Event of Default shall have occurred or be continuing or would result therefrom.

(b)  Permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to Parent, any Borrower, any Subsidiary or the parent of such Subsidiary (subclauses (i) and (ii) above are collectively referred to as an “Upstream Payment”) except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement, any other Loan Document or any other agreement entered into hereunder or thereunder or as contemplated hereby or thereby, (C) the 10% Senior Notes Documents, (D) customary provisions restricting (1) subletting or assignment of any lease governing a leasehold interest of Parent or any of the Subsidiaries, (2) the transfer of intellectual property rights held by Parent or any of the Subsidiaries through license agreements with the owners of such rights and (3) the assignment of supply contracts, (E) any instrument governing Indebtedness permitted under Section 6.01 of a person acquired by any Borrower or Subsidiary (other than a First-Tier Subsidiary) after the Closing Date, provided that (1) such instrument was in existence at the time of such acquisition and was not created in contemplation of or in connection with such acquisition, (2) the officers of Parent reasonably believe at the time of such acquisition that the terms of such instrument will not encumber or restrict the ability of such acquired person to make an Upstream Payment and (3) such instrument contains no express encumbrances or restrictions on the ability of such acquired person to make an Upstream Payment or (F) Indebtedness and other contractual obligations of Parent or any of the Subsidiaries existing on the Closing Date and set forth on Schedule 6.06 and, in the case of any of the foregoing, any amendment, modification, renewal, extension, replacement, refinancing or refunding thereof permitted under the terms of this Agreement, provided that the encumbrances and restrictions contained in any such amendment, modification, renewal, extension, replacement, refinancing or refunding are in the aggregate no less favorable in all material respects to the Lenders.

(c)  Directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of Parent, either Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any its property or assets, provided that the foregoing shall not apply to (i) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness or by the 10% Senior Notes Documents or (ii) customary provisions in leases and other contracts restricting the assignment thereof.

SECTION 6.07  Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates except that Parent, any Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on terms and conditions not less favorable to Parent, such Borrower or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties; provided that Parent may issue and distribute to its stockholders that are Affiliates rights to purchase preferred stock and/or common stock of Parent to the extent that such rights are permitted to be issued and distributed to Parent’s stockholders pursuant to Section 6.06(a)(iii).

SECTION 6.08  Other Indebtedness and Agreements. (a) Make any voluntary or optional payments, prepayments or redemptions of principal or premium or voluntarily repurchase, acquire or retire for value prior to the stated maturity with respect to Indebtedness (other than Indebtedness arising under the Loan Documents); provided that

(i) any Borrower and any Subsidiary Loan Party shall have the right to prepay secured Indebtedness permitted under Section 6.01, after the Closing Date up to an aggregate amount of $15,000,000; and

(ii)(A) Parent and Denny’s Holdings shall be permitted to acquire, repurchase or redeem voluntarily the 10% Senior Notes; provided that in the case of such acquisitions, repurchases or redemptions (1) each such acquisition, repurchase or redemption pursuant to this clause (A) shall be at a price per Note not to exceed the redemption price then in effect under the 10% Senior Notes Indenture plus accrued and unpaid interest plus, in the case of a repurchase pursuant to a tender, a tender premium at market rates, (2) the aggregate amount of all such acquisitions, repurchases or redemptions over the term of this Agreement shall not exceed $25,000,000; (3) before and after giving effect to any such acquisition, repurchase or redemption pursuant to this clause (A), the Consolidated Total Debt Ratio for the most recently ended fiscal quarter (calculated on a pro forma basis after giving effect to such Permitted Senior Notes Repurchase) shall be less than 3.00 to 1.00; (4) before and immediately after giving effect to any such acquisition, repurchase or redemption pursuant to this clause (A), no Revolving Loans shall be outstanding (but, for the avoidance of doubt, Revolving Letters of Credit may be issued before and immediately after giving effect to any such Permitted Senior Notes Repurchase); (5) before and immediately after giving effect to any such acquisition, repurchase or redemption pursuant to this clause (A), no Default or Event of Default shall have occurred and be continuing; (6) the transactions related to any such acquisition, repurchase or redemption pursuant to this clause (A) shall be on terms typical and customary for similar transactions; and (7) Denny’s shall have delivered a written statement to the Administrative Agent that (x) certifies that the condition set forth in clauses (1) through (6) above have been satisfied, (y) specifies the identity of the purchaser and (z) specifies the aggregate principal amount of the 10% Senior Notes to be purchased and (B) Parent and Denny’s Holdings shall be permitted to purchase or redeem up to $61.25 million aggregate principal amount of 10% Senior Notes (representing 35% of the aggregate principal amount of 10% Senior Notes outstanding on the date of original issuance) solely with proceeds of issuances of Equity Interests by the Parent by means of a bona fide public offering or an arm’s length private placement providing for the registration of such Equity Interests, such purchase or redemption to occur contemporaneously with the receipt of the proceeds from such Equity Interest;

(iii) any Borrower or any Subsidiary Loan Party may repay Indebtedness to the extent required under a “due on sale” clause applicable to any disposition of assets permitted under Section 6.05; and

(iv) the Parent, any Borrower or Subsidiary Loan Party, with respect to Indebtedness described under paragraphs (a), (b), (d), (e), (f), (g), (h) or (i) of Section 6.01, and Parent and Denny’s Holding, with respect to Indebtedness described in paragraph (c) of Section 6.01, shall be permitted to renew, extend, modify or refinance such Indebtedness, from time to time, to the extent permitted by Section 6.01(j).

(b)  Except for Permitted Amendments, permit, or permit any Subsidiary to permit, any waiver, supplement, modification, amendment, termination or release of the 10% Senior Notes Documents or any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock is outstanding; provided that the foregoing shall not prohibit any waiver, supplement, modification or amendment which (i) extends the date or reduces the amount of any required repayment, prepayment or redemption of the principal of such Indebtedness, (ii) reduces the rate or extends the date for payment of the interest, premium or fees payable on such Indebtedness or (iii) makes the covenants, events of default or remedies relating to such Indebtedness less restrictive on the Borrowers.

(c)  Amend, modify or waive any of its rights under its certificate of incorporation, by-laws or other organizational documents, provided that any certificate of incorporation, by-laws or other organizational documents described in this clause (c) may be amended or modified (and any rights thereunder may be waived) in any respect that is not materially adverse to the interests of the Lenders.

SECTION 6.09  Operating Leases. Permit the aggregate amount of payments under Operating Leases of Parent, any Borrower or any Subsidiary to be in excess of the fair rental value of the properties subject to such Operating Leases.

SECTION 6.10  Capital Expenditures, Acquisitions. (a) Incur Consolidated Capital Expenditures and make acquisitions of properties or related assets pursuant to Section 6.04(h) in excess of, for any fiscal year, the amount equal to 60% of Consolidated EBITDA for the prior fiscal year of the Parent, the Borrowers and the Subsidiaries.

(b)  Notwithstanding anything to the contrary contained in Section 6.10(a), up to 50% of the amount permitted under Section 6.10(a) in any given year that is not expended in such year may be carried forward to the succeeding fiscal year, provided that, in any fiscal year, amounts permitted under Section 6.10(a) shall be applied towards Consolidated Capital Expenditures before any amount permitted under this Section 6.10(b) shall be so applied.

SECTION 6.11  Consolidated Total Debt Ratio. Permit the Consolidated Total Debt Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be greater than the ratio set forth below opposite such date:

Date	Ratio
December 31, 2006	4.75 to 1.00
March 31, 2007	4.75 to 1.00
June 30, 2007	4.75 to 1.00
September 30, 2007	4.75 to 1.00
December 31, 2007	4.50 to 1.00
March 31, 2008	4.50 to 1.00
June 30, 2008	4.50 to 1.00
September 30, 2008	4.50 to 1.00
December 31, 2008	4.25 to 1.00
March 31, 2009	4.25 to 1.00
June 30, 2009	4.25 to 1.00
September 30, 2009	4.25 to 1.00
December 31, 2009 and all times thereafter	4.00 to 1.00

SECTION 6.12  Consolidated Senior Secured Debt Ratio. Permit the Consolidated Senior Secured Debt Ratio for any period of four consecutive fiscal quarters ending on or about any date set forth below to be greater than the ratio set forth below opposite such date:

Date	Ratio
December 31, 2006	3.00 to 1.00
March 31, 2007	3.00 to 1.00
June 30, 2007	3.00 to 1.00
September 30, 2007	3.00 to 1.00
December 31, 2007	2.75 to 1.00
March 31, 2008	2.75 to 1.00
June 30, 2008	2.75 to 1.00
September 30, 2008	2.75 to 1.00
December 31, 2008 and all times thereafter	2.50 to 1.00

SECTION 6.13  Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters to be less than 1.40 to 1.00.

SECTION 6.14  Business of Parent, the Borrowers and the Subsidiaries. (a)(i) In the case of Parent, conduct any business or enter into any transaction inconsistent with its status as a holding company, or permit a First-Tier Subsidiary to conduct any business or enter into any transaction inconsistent with such First-Tier Subsidiary’s status as a holding company, (ii) in the case of the Borrowers and the Subsidiary Loan Parties, engage at any time in any business or business activity other than the conduct of restaurant operations and other business currently conducted by it and business activities reasonably incidental thereto or (iii) in the case of Denny’s Realty, engage in any business other than the acquisition, leasing, financing and disposition of real property, improvements and personalty constituting restaurants and other activities incident to, connected with or necessary or convenient to the foregoing. Parent shall not (i) own or acquire any assets other than 10% Senior Notes acquired by Parent or contributed to Parent as permitted under the provisions of Section 6.04(i), shares of capital stock of Parent’s subsidiaries, assets owned by Parent on June 20, 2000, other assets acquired by Parent after such date in the ordinary course of Parent’s business, cash, and Permitted Investments, provided that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $250,000 other than on any day on which (1) any payment to be made by Parent is due in respect of the 10% Senior Notes (and no Default or Event of Default shall have occurred and be continuing) or (2) any payment is due in respect of any liabilities referred to below in clause (ii)(B) or (C), in which event Parent may, during such day, hold additional cash in an amount up to the aggregate amount of such payment to enable Parent to make such payment) or (ii) incur any liabilities (other than (A) liabilities under the 10% Senior Notes Indenture and the Loan Documents, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business and activities). Parent shall not permit Denny’s Holdings to (and Denny’s Holdings shall not) (i) own or acquire any assets other than 10% Senior Notes acquired pursuant to Permitted Senior Notes Repurchases, shares of capital stock of Denny’s Holdings’ subsidiaries, the shares of Simeus Holdings Inc. listed on Schedule 6.04, cash and Permitted Investments, provided that the amount of such cash, together with the Fair Market Value of such Permitted Investments, shall not at any time exceed $50,000 other than on any day on which (1) any payment to be made by Denny’s Holdings is due in respect of the 10% Senior Notes (and no Default or Event of Default shall have occurred and be continuing) or (2) any payment is due in respect of any liabilities referred to in clause (ii)(B) or (C), in which event Denny’s Holdings may during such day hold additional cash in an amount up to the aggregate amount of such payment to enable Denny’s Holdings to make such payment) or (ii) incur any liabilities (other than (A) liabilities under the 10% Senior Notes Indenture, and the Loan Documents, (B) liabilities imposed by law, including tax liabilities, and (C) other liabilities incidental to its existence and permitted business and activities).

(b)  The Borrowers will not, and Parent, Denny’s Holdings, DFO and the Borrowers will not permit the Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrowers and the Subsidiaries on the Closing Date and businesses reasonably related thereto.

SECTION 6.15  Accounting Policies and Fiscal Year. Change in any material respect its accounting policies or change the end of its fiscal year from the last Wednesday of December to any other date.

SECTION 6.16  Hedging Agreements. The Borrowers, Parent, Denny’s Holdings, DFO will not, and will not permit any of their respective Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrowers, Parent, Denny’s Holdings, DFO or any of their respective Subsidiaries are exposed in the conduct of their respective businesses or the management of their respective liabilities.

ARTICLE VII.

Events of Default

In case of the happening of any of the following events (“Events of Default”):

(a)  any representation or warranty made or deemed made or in connection with any Loan Document or the Borrowings or issuances of Letters of Credit hereunder, shall prove to have been false or misleading in any respect when so made, deemed made or furnished, or any material representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

(b)  default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)  default shall be made in the payment of any interest on any Loan or any fee or LC Disbursement or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

(d)  default shall be made in the due observance or performance by Parent, any Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.01(a), 5.02, 5.03, 5.05, 5.07(b), 5.08, 5.10, or 5.14 or in Article VI;

(e)  default shall be made in the due observance or performance by Parent, any Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of more than 10 days;

(f)  Parent, any Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $10,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any indenture, agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, such Indebtedness to become due prior to its stated maturity;

(g)  an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Parent, any Borrower or any Subsidiary, or of a substantial part of the property or assets of Parent, any Borrower or any Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any Subsidiary or for a substantial part of the property or assets of Parent, any Borrower or any Subsidiary or (iii) the winding-up or liquidation of Parent, any Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(h)  Parent, any Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Parent, any Borrower or any Subsidiary or for a substantial part of the property or assets of Parent, any Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

(i)  one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Parent, any Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Parent, any Borrower or any Subsidiary to enforce any such judgment;

(j)  any non-monetary judgment or order shall be rendered against Parent, any Borrower or any Subsidiary that is reasonably likely to have a Material Adverse Effect and either (x) enforcement proceedings shall have been commenced by any person upon such judgment or order and a stay of such enforcement proceedings shall not be in effect or (y) there shall be any period of 20 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

(k)  an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Parent, any Borrower and its ERISA Affiliates in an aggregate amount exceeding $10,000,000 or requires payments exceeding $1,000,000 in any year;

(l)  (i) any security interest purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the Collateral covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates representing securities pledged under the Guarantee and Collateral Agreement or, subject to compliance by the Loan Parties with Sections 5.11 and 5.12 hereof and with the other Loan Documents, any other action or inaction of the Collateral Agent with respect to any of its obligations or duties under this Agreement or any other Loan Document and except to the extent that such loss is covered by a lender’s title insurance policy and the related insurer promptly after such loss shall have acknowledged in writing that such loss is covered by such title insurance policy, (ii) any Guarantee purported to be created by any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and enforceable obligation of the applicable Loan Party or (iii) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(m)  there shall have occurred a Change in Control.

then, and in every such event (other than an event with respect to Parent or any Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Revolving Commitments and the obligations of the Issuing Banks to issue Letters of Credits, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Parent or any Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to Parent or any Borrower described in paragraph (g) or (h) above, the Revolving Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of Parent or any Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by Parent and the Borrowers, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) exercise on behalf of itself, the Lenders and the Issuing Banks, all rights and remedies available to it, the Lenders and the Issuing Banks under the Loan Documents. At any time an Event of Default exists or has occurred and is continuing, upon the Administrative Agent’s or the Required Revolving Lenders request, the Borrowers will furnish cash collateral to Administrative Agent for the Revolving LC Obligations. Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the Revolving LC Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Revolving LC Obligations. At any time an Event of Default exists or has occurred and is continuing, upon the Administrative Agent’s or the Required LC Facility Lenders request, the Borrowers will furnish cash collateral to Administrative Agent for the LC Facility LC Obligations. Such cash collateral shall be in the amount equal to one hundred five percent (105%) of the amount of the LC Facility LC Obligations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such LC Facility LC Obligations.

ARTICLE VIII.

The Administrative Agent

SECTION 8.01  Appointment and Authority. (a) Each of the Lenders and Issuing Banks hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Bank, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

(b) The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (in its capacities as a Lender and the Issuing Bank (if applicable)) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article VIII and Article IX (including Section 9.03(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

SECTION 8.02  Rights as a Lender. The person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Administrative Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

SECTION 8.03  Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)  shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)  shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to either of the Borrowers or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02 and Article VII) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Bank.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

SECTION 8.04  Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the applicable Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 8.05  Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

SECTION 8.06  Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed and, upon such appointment, such collateral security and liens shall continue to be held by the successor Administrative Agent) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as Revolving Issuing Bank, as LC Facility Issuing Bank and as Collateral Agent. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Revolving Issuing Bank, LC Facility Issuing Bank and Collateral Agent, (b) the retiring Revolving Issuing Bank, LC Facility Issuing Bank and Collateral Agent shall each be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, (c) the successor Issuing Banks shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Banks to effectively assume the obligations of the retiring Issuing Banks with respect to such Letters of Credit and (d) in the case of any collateral security held by the Collateral Agent on behalf of the Lenders or the Issuing Banks under any of the Loan Documents, such collateral security and liens shall continue to be held by the successor Collateral Agent.

SECTION 8.07  Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 8.08  No Other Duties, Etc. Anything herein to the contrary notwithstanding, the Arranger shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Is suing Banks hereunder.

SECTION 8.09  Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligations shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)  to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.10 and 9.03) allowed in such judicial proceeding; and

(b)  to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 9.03.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

SECTION 8.10  Collateral and Guaranty Matters. The Lenders and the Issuing Banks irrevocably authorize the Administrative Agent and the Collateral Agent, at its option and in its discretion,

(a)  to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document (i) upon termination of the Total Revolving Commitment and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit, (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document, or (iii) subject to Section 9.02, if approved, authorized or ratified in writing by the Required Lenders;

(b)  to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02 and prior to the Lien under the Loan Documents or 2.18(b); and

(c)  to release any Subsidiary Loan Party from its obligations under the Guarantee and Collateral Agreement if such person ceases to be a Subsidiary as a result of a transaction permitted hereunder.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing such Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Loan Party from its obligations under the Guarantee and Collateral Agreement pursuant to this Section 8.10.

ARTICLE IX.

Miscellaneous

SECTION 9.01  Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)  if to the Borrowers, Parent, Denny’s Holdings or DFO, to it at 203 East Main Street, Spartanburg, South Carolina 29319, Attention of Alex Lewis (Telecopy No. 864-597-8216; email: alewis@dennys.com);

(ii)  if to the Administrative Agent (in connection with payments and Requests for Borrowings), to Bank of America, N.A., 2001 Clayton Road, Building B, Concord, California 94520-2405, Mailstop:CA4-702-02-25, Attention of Jesse Phalen (Telephone No. 925-675-8458, Telecopy No. 888-969-9228, e-mail: Jesse.C.Phalen@BankofAmerica.com);

(iii)  if to the Administrative Agent (in connection with other notices), to Bank of America, N.A., Agency Management, 100 Federal Street, Boston, Massachusetts 02110, Mailstop: MA5-100-11-02, Attention of Tamisha Eason (Telephone No. 617-434-9205, Telecopy No. 617-790-1284, e-mail: Tamisha.U.Eason@BankofAmerica.com);

(iv)  if to any Issuing Bank, to Bank of America, N.A., Trade Operations, One Fleet Way, Scranton, Pennsylvania 18507, Attention of Alfonso Malave Jr. (Telephone No. 570-330-4212, Telecopy No. 570-330-4186, e-mail: Alfonso.Malave@BankofAmerica.com); and

(v)  if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

(b)  Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or a Borrower (on behalf of the other Borrower, Parent, Denny’s Holdings and DFO) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02  Waivers, Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Collateral Agent, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by a Borrower, Parent, Denny’s Holdings or DFO therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)  Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrowers, Parent, Denny’s Holdings, DFO and the Required Lenders or by the Borrowers, Parent, Denny’s Holdings, DFO and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) change, except as permitted hereunder, the Commitment, the Term Loan Commitment or the LC Facility Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive the principal amount of any Loan or LC Disbursement or any Credit-Linked Deposit or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement (including the Term Loan Maturity Date and Revolving Maturity Date, but excluding mandatory prepayments), or the return to any LC Facility Lender of its Credit-Linked Deposit, or any interest or fees thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse such payment, postpone the scheduled date of expiration of any Commitment, or waive, amend or modify Section 5.02 of the Guarantee and Collateral Agreement, without the written consent of each Lender affected thereby, (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments among Lenders required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or clause (i) of the first sentence of Section 9.04(a) or the definition of “Required Lenders”, “Required Revolving Lenders” or “Required LC Facility Lenders” or any other provision hereof specifying the number or percentage of Lenders (or Lenders of any Class or Lenders holding Credit-Linked Deposits) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class or holding Credit-Linked Deposits, as the case may be), (vi) release all or substantially all of the Collateral (other than in connection with any sale of Collateral permitted by this Agreement) without the written consent of each Lender, (vii) release Parent or any Subsidiary from its Guarantee under the Guarantee and Collateral Agreement (except as expressly provided in the Guarantee and Collateral Agreement) without the written consent of each Lender, (viii) permit an Interest Period with a duration in excess of six months without the consent of each applicable Lender, (ix) change any provision of this Agreement or any other Loan Document in a manner that by its terms adversely affects the rights in respect of Collateral of, or payments due to, Lenders holding Loans of any Class or holding Credit-Linked Deposits differently than those holding Loans of any other Class or holding Credit-Linked Deposits, without the written consent of Lenders holding more than 50% of the Loans, LC Obligations and unused Commitments of the affected Class or holding Credit-Linked Deposits, as the case may be, at such time or (x) change any provision of this Agreement or any other Loan Document in a manner that would affect the obligations of the Revolving Lenders to make any Revolving Loans hereunder, without the written consent of Revolving Lenders holding more than 50% of the Revolving Loans, LC Obligations and unused Revolving Commitments at such time; provided, further, that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent or any Issuing Bank without the prior written consent of the Administrative Agent or the Collateral Agent or such Issuing Bank, as the case may be, and (B) any waiver, or modification of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or such other Loan Document of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers, Parent, Denny’s Holdings and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder or thereunder at the time.

SECTION 9.03  Expenses, Indemnity; Damage Waiver. (a) The Borrowers agree to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of Bingham McCutchen LLP as sole outside counsel for the Administrative Agent and local counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section, or in connection with the Loans made, Credit-Linked Deposits deposited or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit or such Credit-Linked Deposits.

(b)  The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by a Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to a Borrower or any of the Subsidiaries or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)  To the extent that the Borrowers fail to pay any amount required to be paid by it to the Administrative Agent or any Issuing Bank under paragraph (a) or (b) of this Section (and without affecting any Borrower’s obligations to pay such amounts), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the applicable Issuing Bank in its capacity as such. For purposes hereof, (i) a Lender’s “pro rata share” of amounts due to the Administrative Agent under this Section shall be determined based upon its share of the sum of the total Credit Exposures, outstanding Term Loans, the total LC Facility LC Obligations and unused Commitments at the time, (ii) a Revolving Lender’s “pro rata share” of amounts due to the Revolving Issuing Bank under this Section shall be determined based upon its share of the sum of the total Revolving Commitments at the time and (iii) a Term Lender’s “pro rata share” of amounts due to the LC Facility Issuing Bank under this Section shall be determined based upon its share of the sum of the outstanding Term Loans and the total LC Facility LC Obligations at the time.

(d)  To the extent permitted by applicable law, the Borrowers shall not assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e)  All amounts due under this Section shall be payable on written demand therefor.

SECTION 9.04  Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) a Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)  (i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of the Administrative Agent and, so long as no Default or Event of Default is has occurred and is continuing, the Borrowers; provided that (i) no consent of the Administrative Agent shall be required for an assignment of a Revolving Commitment and Revolving Loans to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment; (ii) no consent of the Borrowers shall be required for an assignment of a Revolving Commitment and Revolving Loans to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment; (iii) no consent of the Administrative Agent or the Borrowers shall be required for an assignment of a Term Loan to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment and (iv) no consent of the Administrative Agent or the Borrowers shall be required for an assignment of a Credit-Linked Deposit (together with a pro rata share of participations in LC Facility Letters of Credit) to an assignee that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

(ii)  Assignments shall be subject to the following additional conditions:

(A)  except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans, Credit-Linked Deposits or Commitment, the amount of the Revolving Loans and Revolving Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, or, in the case of a Term Loan or a Credit-Linked Deposits (together with a pro rata share of the relevant LC Facility Lender’s participations in LC Facility Letters of Credit) of the assigning Lender, $1,000,000, unless the Borrowers and the Administrative Agent otherwise consent; provided that no such consent of the Borrowers shall be required if an Event of Default has occurred and is continuing; and provided, further, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee permitted hereunder (or to an assignee permitted hereunder and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(B)  each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Credit-Linked Deposits and Commitments being assigned; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans or the Credit-Linked Deposits; provided, further, that each assignment of a LC Facility Lender’s Credit-Linked Deposit shall include a proportionate assignment of such LC Facility Lender’s participations in LC Facility Letters of Credit;

(C)  the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and no more than one such fee shall be payable in connection with simultaneous assignments to or by two or more members of an Assignee Group;

(D)  except in the case of an assignment to an Affiliate of a Lender or an Approved Fund, the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;

(E)  the consent of the relevant Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding);

(F)  no assignment shall be made to either Borrower or any of either Borrower’s Affiliates or Subsidiaries; and;

(G)  no assignment shall be made to a natural person.

(iii)  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section (except as otherwise provided in Section 9.04(b)(vi)), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03, as well as to any fees accrued for its account and not yet paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04, including, without limitation, assignments under Section 9.04(b)(vi), shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 9.04.

(iv)  The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment and Credit-Linked Deposits of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In the case of any assignment by a Lender to an Affiliate of such Lender or an Approved Fund that is made pursuant to paragraph (b)(vi) of this Section, such assignment need not be reflected in the Register and the assigning Lender shall maintain a comparable register.

(v)  Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption, record the information contained therein in the Register and promptly provide written notice thereof to the Borrowers (which notice shall include a copy of the Assignment and Assumption). No assignment shall be effective for purposes of this Agreement (except for an assignment pursuant to paragraph (b)(vi) of this Section) unless it has been recorded in the Register as provided in this paragraph. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(vi)  Anything contained in this Section to the contrary notwithstanding, a Lender may assign any or all of its rights hereunder to an Affiliate of such Lender or an Approved Fund without delivering an executed Assignment and Assumption to the Administrative Agent and without otherwise complying with all the conditions for assignment under paragraph (b) of this Section; provided, however, that (x) the Borrowers and the Administrative Agent may continue to deal solely and directly with the assigning Lender until all the conditions for assignment under paragraph (b) of this Section have been complied with, (y) the failure of such assigning Lender to deliver an Assignment and Assumption and to otherwise comply with all the conditions for assignment under paragraph (b) of this Section shall not affect the legality, validity or binding effect of such assignment as between the assigning Lender and the Affiliate of such Lender or an Approved Fund and (z) such Assignment and Assumption shall be effective as of the date of execution by the assigning Lender and its Affiliate or the Approved Fund.

(c)  (i)Any Lender may, without the consent of the Borrowers, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Parent, Denny’s Holdings, the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii), (iii) or (vi) of the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be bound by and subject to Sections 2.16(c) and 9.08 as though it were a Lender.

(ii)  A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Borrowers. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.15(e) as though it were a Lender.

(d)  Without the consent of or notice to the Administrative Agent or the Borrowers, any Lender may at any time grant a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any grant to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such grant of a security interest; provided that no such grant of a security interest shall release a Lender from any of its obligations hereunder or substitute any such secured party for such Lender as a party hereto.

(e)  The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(f)  Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan or Credit-Linked Deposit that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan or Credit-Linked Deposit, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan or such Credit-Linked Deposit, the Granting Lender shall be obligated to make such Loan or such Credit-Linked Deposit pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.05. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including, without limitation, its obligations under Sections 2.14 and 2.15), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable (such liability remaining with the Granting Lender), and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan or a Credit-Linked Deposit by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan or such Credit-Linked Deposit were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrowers and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion) assign all or any portion of its right to receive payment with respect to any Loan or Credit-Linked Deposit to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans or Credit-Linked Deposits to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(g)  Notwithstanding anything to the contrary contained herein, if at any time (i) Bank of America assigns all of its Revolving Commitment and Revolving Loans, Bank of America may, upon 30 days’ notice to the Borrowers and the Lenders, resign as Revolving Issuer Bank or (ii) Bank of America assigns all of its Credit-Linked Deposits (together with a pro rata share of its participations in LC Facility Letters of Credit), Bank of America may, upon 30 days’ notice to the Borrowers and the Lenders, resign as LC Facility Issuer Bank. In the event of any such resignation, the Borrower shall be entitled to appoint from among the relevant Lenders a successor Issuing Bank (as applicable) hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America in its capacity as the relevant Issuing Bank. If Bank of America resigns any Issuing Bank, it shall retain all the rights, powers, privileges and duties of such Issuing Bank hereunder with respect to all applicable Letters of Credit outstanding as of the effective date of its resignation as Issuing Bank and all Revolving LC Obligations and/or LC Facility LC Obligations, as the case may be, with respect thereto (including the right to require the relevant Lenders fund risk participations as provided herein). Upon the appointment of a successor Issuing Bank, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, and (b) the successor Issuing Bank shall issue Letters of Credit in substitution for the Letters of Credit issued by Bank of America as Issuing Bank, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

SECTION 9.05  Survival. All covenants, agreements, representations and warranties made by Parent, Denny’s Holdings, DFO and the Borrowers herein, in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents shall be considered to have been relied upon (and will be relied upon) by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06  Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08  Right of Setoff. If an Event of Default shall have occurred and be continuing, each of the Administrative Agent, the Collateral Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, (i) to effect an administrative hold with respect to any and all deposits at any time held and (ii) to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of a Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Administrative Agent, the Collateral Agent and each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such party may have.

SECTION 9.09  Governing Law, Jurisdiction, Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b)  Each of the Borrowers, Parent and Denny’s Holdings each hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers, Parent or Denny’s Holdings or their respective properties in the courts of any jurisdiction.

(c)  Each of the Borrowers, Parent and Denny’s Holdings each hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)  Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12  Confidentiality. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) subject to Section 9.15, to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder, under any other Loan Document or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, or any other Loan Document, (f) subject to Section 9.15, pursuant to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Borrower and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrowers. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.

SECTION 9.13  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14  Obligations Joint and Several. Each Borrower agrees that it shall, jointly with each other Borrower and severally, be liable for all the Obligations. Each Borrower further agrees that the Obligations of any other Borrower may be extended and renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its agreement hereunder notwithstanding any extension or renewal of any Obligation of any other Borrower. Upon payment by a Borrower of any sums as provided above, all rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

SECTION 9.15  Public Lenders. The Borrowers hereby acknowledge that (a) the Administrative Agent and/or the Arranger will make available to the Lenders and the Issuing Banks materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrowers or their respective securities) (each, a “Public Lender”). The Borrowers hereby agree that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arranger, the Issuing Banks and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent and the Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”

SECTION 9.16  No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, each Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between each Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, and each Borrower and each other Loan Party is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent and the Arranger is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for any Borrower, any other Loan Party or any of their respective Affiliates, stockholders, creditors or employees or any other person; (iii) neither the Administrative Agent nor the Arranger has assumed or will assume an advisory, agency or fiduciary responsibility in favor of any Borrower or any other Loan Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent or the Arranger has advised or is currently advising any Borrower, any other Loan Party or any of their respective Affiliates on other matters) and neither the Administrative Agent nor the Arranger has any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent and the Arranger have not provided and will not provide any legal accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Borrowers and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. Each of the Borrowers and the other Loan Parties hereby waives and releases to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty with respect to the transactions contemplated hereby.

SECTION 9.17  USA PATRIOT Act Notice. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Borrower in accordance with the Act.

SECTION 9.18  Effect on Existing Credit Agreement. Upon the execution and delivery by the parties hereto of this Agreement and the satisfaction of the conditions set forth in Sections 4.01 and 4.02, (i) this Agreement shall, except to the extent explicitly provided herein, be deemed to amend, restate and supersede the Existing Credit Agreement; provided that the obligations of the Loan Parties (party hereto) under the Existing Credit Agreement and the grant of security interest in the Collateral by the relevant Loan Parties under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue under this Agreement and the other Loan Documents, and shall not in any event be terminated, extinguished or annulled, but shall hereafter be governed by this Agreement, (ii) all Obligations under the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall continue to be outstanding except as expressly modified by this Agreement and shall be governed in all respects by this Agreement and the other Loan Documents, it being agreed and understood that this Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Existing Credit Agreement or any other “Loan Documents” (as defined in the Existing Credit Agreement) except as expressly modified by this Agreement, nor does it operate as a waiver of any right, power or remedy of any Lender under any “Loan Documents” (as defined in the Existing Credit Agreement) and (iii) all references to the Existing Credit Agreement in any Loan Document or other document or instrument delivered in connection therewith shall be deemed to refer to this Agreement and the provisions hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                    DENNY’S, INC.

                    By: /s/ Alex Lewis
                    Name: Alex Lewis
                    Title: Vice President and Treasurer

                    DENNY’S REALTY, LLC

                    By: DFO, LLC
                    Its: Sole Member

                    By: Denny’s Inc.
                    Its: Sole Member

                    By: /s/ Alex Lewis
                    Name: Alex Lewis
                    Title: Vice President and Treasurer

                    DENNY’S CORPORATION

                    By: /s/ Alex Lewis
                    Name: Alex Lewis
                    Title: Vice President and Treasurer

                    DENNY’S HOLDINGS, INC.

                    By: /s/ Nicholas Fortuna
                    Name: Nicholas Fortuna
                    Title: Vice President

                    DFO, LLC

                    By: Denny’s Inc.
                    Its: Sole Member

                            By: /s/ Alex Lewis
                    Name: Alex Lewis
                    Title: Vice President and Treasurer

                    BANK OF AMERICA, N.A.,
                    as Administrative Agent and
                    Collateral Agent,

                    By: /s/ Tamisha U. Eason
                    Name: Tamisha U. Eason
                    Title: Vice President

                    BANK OF AMERICA, N.A.,
                    as Revolving Issuing Bank and
                    LC Facility Issuing Bank

                    By: /s/ John H. Schmidt
                    Name: John H. Schmidt
                    Title: Vice President

                    BANK OF AMERICA, N.A.,
                    as Lender

                    By:  /s/ John H. Schmidt
                    Name: John H. Schmidt
                    Title: Vice President

                    CITIBANK, N.A., as Lender

                    By: /s/ Juan Carlos Lorenzo
                    Name: Juan Carlos Lorenzo
                    Title: Vice President

[Signature Page to the Amended and Restated Credit Agreement]

                    GENERAL ELECTRIC CAPITAL CORPORATION,
                    as Lender

                    By: /s/ Rebecca A. Ford
                    Name: Rebecca A. Ford
                    Title: Duly Authorized Signatory

[Signature Page to the Amended and Restated Credit Agreement]

                    MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business
                    Financial Services Inc., as Lender

                    By: /s/ Kelli O’Connell
                    Name: Kelli O’Connell
                    Title: Vice President

[Signature Page to the Amended and Restated Credit Agreement]

                    WELLS FARGO BANK, N.A., as Lender

                    By: /s/ J. Nicholas Cole
                    Name: J. Nicholas Cole
                    Title: Managing Director

                    By: /s/ Stephen A. Leon
                    Name: Stephen A. Leon
                    Title: Managing Director

[Signature Page to the Amended and Restated Credit Agreement]

                    WELLS FARGO FOOTHILL, INC., as Lender

                    By: /s/ Ilene Silberman
                    Name: Ilene Silberman
                    Title: Vice President

[Signature Page to the Amended and Restated Credit Agreement]

                    SOVEREIGN BANK, as Lender

                    By: /s/ Ravi Kacker
                    Name: Ravi Kacker
                    Title: Senior Vice President

[Signature Page to the Amended and Restated Credit Agreement]